UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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KENNAMETAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KENNAMETAL INC.
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

Notice of Annual Meeting of Shareowners
to be held October 25, 2011

To the Shareowners of Kennametal Inc.:

The Annual Meeting of Shareowners of Kennametal Inc. (the “Company”) will be held at the Quentin C. McKenna Technology Center, located at the Company’s executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 25, 2011 at 2:00 p.m. (Eastern Time) to consider and act upon the following matters:

1. The election of one director for a term to expire in 2013 and the election of three directors for terms to expire in 2014;

2. The ratification of the selection of the independent registered public accounting firm for the fiscal year ending June 30, 2012;

3. The reapproval of the Kennametal Inc. Management Performance Bonus Plan;

4. An advisory vote on executive compensation; and

5. An advisory vote on the frequency of future advisory votes on executive compensation.

Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Friday, September 2, 2011 as the record date (the “Record Date”). Only shareowners of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

If you plan to attend the Annual Meeting, please note that each shareowner must present valid picture identification, such as a driver’s license or passport. Additionally, shareowners holding stock in brokerage accounts (“street name” holders) must bring a copy of a brokerage statement reflecting stock ownership as of the Record Date to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, or vote by telephone or via the Internet as instructed on the enclosed proxy card, to ensure your shares are voted at the Annual Meeting.

By Order of the Board of Directors

Kevin G. Nowe
Vice President, Secretary
and General Counsel

September 14, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD
OCTOBER 25, 2011

This proxy statement and the 2011 Annual Report are available for viewing at
http://bnymellon.mobular.net/bnymellon/kmt

Proxy Statement for Kennametal Inc. Annual Meeting of Shareowners

October 25, 2011

General Information

When is the 2011 annual meeting?

The 2011 annual meeting of shareowners (the “Annual Meeting”) will be held on Tuesday, October 25, 2011 at 2:00 p.m. (Eastern Time) at the Quentin C. McKenna Technology Center, located at our executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, 15650.

When was this Proxy Statement mailed to shareowners?

This proxy statement was first mailed to shareowners on or about September 19, 2011.

Why did I receive this Proxy Statement?

The Board of Directors of Kennametal Inc. (“we,” “us,” “Kennametal” or the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on October 25, 2011, and at any adjournment of the Annual Meeting. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

What will the shareowners vote on at the Annual Meeting?

Five items:

•	The election of one director nominated by our Board of Directors (with a term to expire at the 2013 annual meeting) and the election of three directors nominated by our Board of Directors (with terms to expire at the 2014 annual meeting)

•	The ratification of the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm (the “independent auditors”), for the fiscal year ending June 30, 2012

•	The reapproval of the Kennametal Inc. Management Performance Bonus Plan

•	An advisory vote on executive compensation

•	An advisory vote on the frequency of future advisory votes on executive compensation

Will there be any other items of business on the agenda?

We do not expect any other items of business; however, in case there is an unforeseen need, the accompanying proxy card gives discretionary authority to the persons named in the proxy card with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Shareowners as of the close of business on Friday, September 2, 2011 (the “Record Date”) may vote at the Annual Meeting. For matters other than the election of directors (for which you are permitted to cumulate votes), you have one vote for each share of capital stock you held on the Record Date, including shares:

•	held directly in your name as the shareowner of record

•	held for you in an account with a broker, bank or other nominee

•	attributed to your account in one of our Company-sponsored 401(k) plans

What constitutes a quorum?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of the Record Date, 79,555,171 shares of our capital stock were issued and outstanding. Abstentions and broker non-votes (which are explained below) will be counted for purposes of determining a quorum, but will not be counted as votes cast.

How many votes are required for the approval of each item?

There are different vote requirements for each of the proposals.

•	The one nominee for director for a term expiring in 2013 and the three nominees for director for terms expiring in 2014 receiving the most votes will be elected. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against the nominee.

•	The ratification of the selection of the independent auditors will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions will not be counted as votes cast either for or against the proposal.

•	The Kennametal Inc. Management Performance Bonus Plan will be reapproved by the affirmative vote of at least a majority of the vote cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

•	Our executive compensation will be approved (on an advisory basis) by the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.

•	The frequency of future advisory votes on our executive compensation will be decided (on an advisory basis) by a plurality of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted as votes cast for purposes of this vote.

Explanation of “Broker Non-votes.”  If your shares are held by a broker (in street name), the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions to your broker, one of two things can happen, depending on the type of proposal. For the ratification of the selection of the independent auditors, which is considered a “routine” matter, the broker may vote your shares in its discretion. The broker does not have the discretion to vote your shares for the election of directors, the reapproval of the Kennametal Inc. Management Performance Bonus Plan, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation; these are considered “non-routine” matters. If you do not provide voting instructions to your broker for these non-routine matters, the broker may not vote your shares on these proposals at all. When that happens, it is called a “broker non-vote.”

How do I vote by proxy?

If you are a shareowner of record, you may vote your proxy by any one of the following methods.

•	By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•	By telephone. You may vote by telephone by dialing 1-866-540-5760. Follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time on October 24, 2011.

•	By Internet. You may vote online at http://www.proxyvoting.com/kmt. Follow the instructions on the enclosed proxy card. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, do not return your proxy card. Internet voting will be available until 11:59 p.m. Eastern Time on October 24, 2011.

•	Voting In Person. If you are a shareowner of record, you may vote your shares in person at the Annual Meeting. However, we encourage you to vote by proxy card, by telephone, or on the Internet even if you plan to attend the Annual Meeting.

How do I vote shares that are held by my broker?

If you own shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet.

How do I vote my shares in the 401(k) plan?

You may instruct the plan trustee on how to vote your shares in the 401(k) plan by mail, by telephone or on the Internet as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. You will receive the voting instruction card from the plan trustee in the mail.

How can I revoke a proxy or change my vote?

You have the right to revoke your proxy at any time before the meeting by (1) notifying our Secretary in writing or (2) delivering a later-dated proxy card by telephone, on the Internet or by mail. If you are a shareowner of record, you may also revoke your proxy by voting in person at the Annual Meeting.

How will the named proxies vote my shares?

The shares represented by all properly executed proxies received by the Secretary prior to the Annual Meeting and not revoked will be voted. If you specify a voting choice on the proxy card (or the proxy given by telephone or via the Internet), the shares will be voted in accordance with that choice. If you return your signed proxy card but do not indicate your voting preferences, the Named Proxies (hereinafter defined) will vote on your behalf for the election of the nominees for director listed below, for the ratification of the selection of the independent auditor, for the reapproval of the Kennametal Inc. Management Performance Bonus Plan, for the approval of our executive compensation and for an annual advisory vote on executive compensation.

How will the two advisory votes related to executive compensation be treated?

Although the advisory votes to approve our executive compensation and to approve the frequency of future advisory votes on our executive compensation are non-binding, our Board of Directors will review the results of these votes and, consistent with our record of shareowner engagement, will take them into account in making future determinations concerning executive compensation and the frequency of advisory votes on executive compensation.

What does it mean if I receive more than one proxy card?

It means that you hold shares in more than one account. To ensure that all of your shares are voted, sign and return each card. Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who tabulates the votes?

The votes are tabulated by BNY Mellon Shareowner Services, which acts as an independent inspector of election.

What should I do if I want to attend the Annual Meeting?

If you plan to attend the Annual Meeting, you must present valid picture identification, such as a driver’s license or passport. If you hold your shares in a brokerage account, you must also bring a copy of a brokerage statement reflecting stock ownership as of the Record Date to be admitted to the Annual Meeting. Please do not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages with you. You will be asked to check in with our security personnel and none of these items will be permitted in the Annual Meeting.

If you have questions about directions, admittance or parking, you may call 724-539-5000.

Can I view the Proxy Statement and 2011 Annual Report electronically?

Yes. Copies of this proxy statement and our 2011 Annual Report to Shareowners (the “2011 Annual Report”) are available free of charge for electronic (online) access and viewing at http://bnymellon.mobular.net/bnymellon/kmt.

You may also view the proxy statement and 2011 Annual Report free of charge on our website at www.kennametal.com in the “Investor Relations” section under the “SEC Filings” tab.

What is “householding”?

We have adopted “householding,” a procedure under which shareowners of record who have the same address and last name and do not receive proxy materials electronically will receive only one copy of our annual report and proxy statement unless one or more of these shareowners notifies us that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings. Shareowners who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. Beneficial shareowners can request information about householding from their banks, brokers or other holders of record.

What if I want to receive a copy of the annual report and proxy statement?

You may request a proxy statement or annual report via our website, www.kennametal.com, in the “Investor Relations” section under the “SEC Filings” tab. Select “Printed Materials Request” from the “Investor Toolkit” menu. If you prefer, you may call our Secretary at 724-539-5776 or write to Kennametal Inc., Attention: Secretary, 1600 Technology Way, Latrobe, Pennsylvania 15650:

•	If you participate in householding and wish to receive a separate copy of the 2011 Annual Report and proxy statement, or

•	If you do not participate in householding, but would like a print copy of either the 2011 Annual Report or proxy statement, or

•	If you wish to receive separate copies of future annual reports and proxy statements.

We will deliver the requested documents to you promptly upon your request.

How can I contact the Company, the Board of Directors, the Lead Director or any of the Independent Directors?

The address of our principal executive offices is 1600 Technology Way, Latrobe, Pennsylvania 15650.

You can send written communications to any of our Board members, addressed to:

Kennametal Inc.
c/o Kevin G. Nowe
Vice President, Secretary and General Counsel
1600 Technology Way
Latrobe, Pennsylvania 15650.

We will forward any communication we receive to the relevant director(s), except for advertisements, solicitations or other matters unrelated to the Company.

What are the procedures for submitting a shareowner proposal or nomination for the 2012 annual meeting?

We expect to hold our 2012 annual meeting in October 2012. If a shareowner wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by May 22, 2012. Proposals should be addressed to our Secretary at Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650. Proposals must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the Company’s By-Laws.

In addition, our By-Laws provide that any shareowner wishing to propose any other business at the 2012 annual meeting must give the Company written notice no earlier than May 1, 2012 and no later than July 1, 2012. That notice must provide certain other information as described in the By-Laws.

Shareowner nominations for directors to be elected at the 2012 annual meeting must be submitted to the Secretary in writing no earlier than May 1, 2012 and no later than July 1, 2012. The By-Laws contain certain requirements for the information that must be provided in any shareowner nomination, including information about the nominee and the nominating shareowner. Please see “Committee Functions — Nominating/Corporate Governance Committee” under the “Board of Directors and Board Committees” section of this proxy statement for additional information regarding shareowner nominations to be considered by the Nominating/Corporate Governance Committee.

Any shareowner may obtain a copy of the By-Laws or any of our corporate governance materials by submitting a written request to the Secretary at Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650.

Who pays for the solicitation of proxies?

Kennametal pays all costs related to the Company’s solicitation of proxies. We may solicit proxies by mail, or our directors, officers or employees may solicit proxies personally, by telephone, facsimile or the Internet. We have retained the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the Company. We will pay all fees and expenses of Morrow & Co., LLC in connection with the solicitation; we do not expect those fees and expenses to exceed $8,500. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareowners and obtaining their votes.

Fiscal Year.

Kennametal’s fiscal year begins each year on July 1 and ends on the following June 30. Any reference to a “year” in this Proxy Statement is to a fiscal year. For example, references to “2011” or “Fiscal 2011” mean the fiscal year beginning July 1, 2010 and ending June 30, 2011.

Stock Split.

Where applicable, the figures presented in this proxy statement have been adjusted to reflect the 2-for-1 stock split effected by the Company on December 18, 2007.

ELECTION OF DIRECTORS

Proposal I. Election of Directors

Kennametal seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our businesses, particularly industries and growth segments that we serve, as well as key geographic markets where we operate. Our Board of Directors has nominated one of our current directors, William J. Harvey, for re-election to serve as a director of the Third Class with a term that will expire in 2013. Our Board has also nominated three of our current directors, Philip A. Dur, Timothy R. McLevish and Steven H. Wunning, for re-election to serve as directors of the First Class with a term that will expire in 2014. Each of the nominees for election as a director at the Annual Meeting and each of the Company’s current directors holds or has held senior executive positions in large, complex organizations and has operating experience that meets our objectives, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

We have provided additional information about each nominee and each director whose term of office will continue after the Annual Meeting below, including the specific characteristics and traits that we believe qualify these individuals to serve as directors of our Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

Nominee for Director of the Third Class With a Term to Expire in 2013

	WILLIAM J. HARVEY	Director since 2011
Age: 60
Mr. Harvey serves as President — DuPont Packaging & Industrial Polymers (a multi-billion dollar global business unit of E.I. DuPont de Nemours & Company), a position he has held since 2009. Mr. Harvey joined DuPont in 1977. After leaving DuPont in 1992 to become General Managers of the Peroxygen Chemical Division of FMC Corporation, Mr. Harvey rejoined DuPont in 1996 and was appointed Global Business Director for DuPont Packaging & Industrial Polymers. Since that time Mr. Harvey has held various management-level positions with DuPont including Vice President and General Manager of the DuPont Advanced Fiber businesses - Kevlar and Nomex fibers, Vice President - DuPont Corporate Operations and Vice President - DuPont Corporate Plans. Mr. Harvey holds a bachelor’s degree in economics from Virginia Commonwealth University and a master’s degree from the University of Virginia Darden Graduate School of Business.

Qualifications: Mr. Harvey brings to the board keen strategic insight and commercial expertise. His wealth of global experience and business acumen position him well to make an excellent contribution to our Company.

Nominees for Directors of the First Class With a Term to Expire in 2014

	PHILIP A. DUR	Director since 2006
Age: 67
Mr. Dur is the retired Corporate Vice President and President, Ship Systems Sector of Northrop Grumman Corporation (a global defense company), having served in those positions from October 2001 to December 2005. Prior to that, he was the Vice President of Program Operations at the Electronic Sensors and Systems Sector for Northrop Grumman. Mr. Dur joined Northrop Grumman in 1999 following five years with Tenneco, Inc. (a global manufacturer of products for the automobile industry), where he held a number of strategic and executive positions, with the latest being Vice President, Worldwide Business Development and Strategy. Mr. Dur also had a long and distinguished career in the U.S. Navy, ultimately rising to the rank of Rear Admiral. He is a Director of TechPrecision Corporation (a provider of specialty and large-scale metallic fabrication, machining and assembly). Mr. Dur holds a bachelor’s and master’s degree from the University of Notre Dame and a master’s degree and doctorate from Harvard University.

Qualifications: Mr. Dur brings to our Board extensive executive experience in operations and keen strategic insight into the transportation industry and future business opportunities for our Company. He also brings valuable perspective from his service on the board of another public company.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

	TIMOTHY R. MCLEVISH	Director since 2004
Age: 56
Mr. McLevish served as the Executive Vice President and Chief Financial Officer of Kraft Foods Inc. (a food and beverage company), from October 2007 until May 2011. Before joining Kraft Foods, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited (a diversified industrial company) from May 2002 to August 2007. Prior to that, he held a series of finance, administration and leadership roles for Mead Corporation (a forest products company), which he joined in 1987. His final role with Mead was Vice President and Chief Financial Officer, a position he held from December 1999 through March 2002. Mr. McLevish holds a bachelor’s degree in accounting from the University of Minnesota and a master’s degree in business administration from Harvard Business School. In addition, he is a certified public accountant.

Qualifications: With his experience as a Chief Financial Officer and as a senior finance leader for multiple public companies that operate in diverse global industries, Mr. McLevish brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. His extensive experience in public company finance and knowledge of the financial and capital markets enables him to provide insight and guidance to our Board in these areas. He has been designated by our Board as an “audit committee financial expert” and currently serves as the Chair of our Audit Committee.

	STEVEN H. WUNNING	Director since 2005
Age: 60
Mr. Wunning has served as the Group President and an Executive Office member of Caterpillar Inc. (a global manufacturer of construction, mining and industrial equipment) since January 2004. He is responsible for the Resource Industries Group, which includes Advanced Components & Systems Division, Diversified Products Division, Global Purchasing Division, Integrated Manufacturing Operations Division, Mining & Quarry (Solutions) Division and Product Development & Global Technology Division. He is also responsible for driving manufacturing excellence through the Caterpillar Production System. Mr. Wunning originally joined Caterpillar in 1973, and has held numerous positions there with increasing responsibility, including Vice President and then President of Cat Logistics, Corporate Vice President of the Logistics & Product Services Division and Corporate Vice President of Cat Logistics. He has a bachelor’s degree from the University of Missouri Rolla — now Missouri University of Science and Technology — and an Executive MBA from the University of Illinois.

Qualifications: Mr. Wunning brings to our Board his extensive operational and management experience in the areas of quality, manufacturing, product support and logistics for a complex, global organization. He has a deep understanding of the challenges of managing a global manufacturing organization and is able to provide valuable insight and perspective with respect to operations, supply chain logistics and customer relations.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

Directors of the Second Class Whose Term Will Expire in 2012

	RONALD M. DEFEO	Director since 2001
Age: 59
Mr. DeFeo serves as the Chairman of the Board of Terex Corporation (a global manufacturer of machinery and industrial products), a position he has held since March 1998. Since March 1995, he has also served as the Chief Executive Officer of Terex. From October 1993 through December 2006, Mr. DeFeo was also the President and Chief Operating Officer of Terex. He joined Terex in 1992 as the President of the Heavy Equipment Group and later assumed responsibility for Terex’s former Clark Material Handling Company subsidiary. Before joining Terex, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo holds a bachelor’s of arts degree in Economics and Philosophy from Iona College.

Qualifications: Mr. Defeo has extensive experience in leading and managing manufacturing companies that operate globally, such as ours. As the Chairman and Chief Executive Officer of a U.S.-based, public, industrial company, Mr. DeFeo brings strong leadership skills and deep knowledge of the manufacturing industry to the Board, as well as valuable perspective from serving on the Board of Terex Corporation.

	WILLIAM R. NEWLIN	Director since 1982
Age: 70
Mr. Newlin serves as the Chairman of Newlin Investment Company LLC (a private investment firm founded by Mr. Newlin), a position he has held since April 2007. Since 2009, he has also served as the Chairman of Plextronics, Inc., (a private technology company). From October 2003 to March 2007, Mr. Newlin served as Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (a sporting goods retailer). He was Chairman and Chief Executive Officer of Buchanan Ingersoll Professional Corporation (now Buchanan Ingersoll & Rooney PC, a law firm) from September 1980 to October 2003. Mr. Newlin is a Director of ArvinMeritor, Inc. and Calgon Carbon Corporation. Mr. Newlin holds a bachelor’s degree from Princeton University and a juris doctorate from the University of Pittsburgh Law School.

Qualifications: Mr. Newlin has significant experience in leading and managing large organizations, including professional service providers and public and private businesses. He brings extensive experience in major corporate transactions to our Board, along with deep executive leadership and entrepreneurial experience, years of experience providing strategic counsel and legal advice to complex organizations like ours and those of our customers and valuable perspective gained from serving on the boards of other public and private companies.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

	LAWRENCE W. STRANGHOENER	Director since 2003
Age: 57
Mr. Stranghoener serves as the Executive Vice President and Chief Financial Officer of The Mosaic Company (a crop nutrition company), a position that he has held since September 2004. Before joining Mosaic, Mr. Stranghoener was the Executive Vice President and Chief Financial Officer of Thrivent Financial for Lutherans (a Fortune 500 financial services company) from 2001 to 2004. Prior to that, Mr. Stranghoener spent 17 years at Honeywell Inc. where he served in a variety of positions in the U.S. and in Europe, including three years as Chief Financial Officer until Honeywell merged with AlliedSignal in 1999. Mr. Stranghoener started his career as an Investment Analyst at Dain Rauscher. Mr. Stranghoener serves on the board of directors of Aleris International, where he chairs the audit committee. He holds a bachelor of arts degree from St. Olaf College and a master of business administration degree from Northwestern University.

Qualifications: Mr. Stranghoener has extensive experience as a Chief Financial Officer for a variety of organizations. He brings strong leadership skills and a deep understanding of financial reporting and risk management to our Board. His knowledge of the financial and capital markets enables him to provide guidance and valuable insight to our Board and management on these matters. He has been designated by our Board as an “audit committee financial expert” and has served as the Chair of our Audit Committee in the past.

Directors of the Third Class With a Term to Expire in 2013

	CARLOS M. CARDOSO	Director since 2006
Age: 53
Mr. Cardoso has served as the Chairman of Kennametal since January 2008. He has also been our President and Chief Executive Officer since January 2006. Previously, Mr. Cardoso served as our Executive Vice President and Chief Operating Officer from January 2005 to December 2005; and Vice President and President, Metalworking Solutions and Services Group, from April 2003 to December 2004. Before joining Kennametal, Mr. Cardoso served as President of the Pump Division of Flowserve Corporation (a manufacturer/provider of flow management products and services) from August 2001 to March 2003. Prior to that, he spent six years with Honeywell International, Inc. (a diversified technology and manufacturing company, formerly Allied Signal, Inc.) in a variety of positions of increasing responsibility, culminating with Vice President and General Manager, Engine Systems and Accessories from March 1999 to August 2001. Prior to Honeywell/AlliedSignal, Mr. Cardoso was Vice President Manufacturing Operations for Colt’s Manufacturing Company LLC (a maker of firearms) where he served as a key member of the Executive Team. Early in his career he also owned and operated a machine shop. He is a Director of Stanley Black & Decker, Inc. (a diversified global provider of hand tools, power tools and related accessories). He also serves as the vice chairman of the executive committee of the Manufacturers Alliance/MAPI, a business and research and executive education organization. Mr. Cardoso holds a bachelor’s degree in business administration from Fairfield University in Fairfield, Connecticut and a master’s degree in management from the Hartford Graduate Center.

Qualifications: Mr. Cardoso has an extensive global background, having lived and worked on three continents, and a deep understanding of the challenges of managing complex, global organizations. In his capacity as our Chairman, he serves as a critical liaison between the Board and management of the Company, and his intimate knowledge of the strategic and growth priorities and day-to-day workings of our businesses provides the Board with valuable perspective and insight.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations; Qualifications

	LARRY D. YOST	Director since 1987
Age: 73
Mr. Yost has been serving as the Lead Director of the Board of Directors since January 2008. From January 2007 to December 2007, Mr. Yost served as the Chairman of our Board of Directors. Previously, Mr. Yost was the Chairman and Chief Executive Officer of ArvinMeritor, Inc. (a provider of components for vehicles) from August 2000 until his retirement in August 2004. From 1997 until the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was Chairman and Chief Executive Officer of Meritor (a supplier of automotive components and systems). He is a Director of Intermec, Inc. (a global supply chain solutions provider), where he serves as the Chair of the Compensation Committee) and formerly served as a director of Milacron, Inc. (a global supplier of plastics processing technologies and industrial fluids) and Actuant Corporation (a diversified industrial manufacturer of industrial tools and other products). Mr. Yost holds a bachelor’s degree in science from Milwaukee School of Engineering.

Qualifications: Mr. Yost has extensive experience in the industrial and manufacturing sectors, including many years of management experience as a chief executive officer and senior executive of complex manufacturing organizations, such as ours. He has significant experience gained from serving on the boards of other public companies and brings valuable perspective and strong leadership skills to our Board. In his capacity as Lead Director of our Board, he serves as the independent liaison between our management, our shareowners and the Board and he works closely with the Chairman on matters affecting the Company, our business, the Board and all of our stakeholders.

(1)	Each current director has served continuously since he was first elected.

Important Information about Proxies and Cumulative Voting

Our Board of Directors selected the persons named on the enclosed proxy card (the “Named Proxies”) to act as proxies for the Annual Meeting. The Named Proxies have advised the Board that, unless authority is withheld, they will vote the shares represented by them for the election of the nominees named above. Each of the nominees has indicated his willingness to serve as a director. If, at the time of the meeting, any of the nominees is not available to serve as a director (a situation we do not anticipate), the Board may nominate another person in the nominee’s stead. In that unlikely event, the Named Proxies intend to vote the shares represented by them for such other person or persons as may be nominated by the Board.

Kennametal shareowners have cumulative voting rights in the election of directors. When voting for directors, you may multiply the total number of shares that you are entitled to vote by the number of directors to be elected in a class. You may then cast the whole number of votes for one nominee or distribute them among the nominees as desired. If you’ve given voting instructions to a proxy, that person will follow your instructions. If you have not otherwise instructed the proxy as to cumulative voting, the proxy will have the discretion to exercise cumulative voting rights. Directors are elected by a plurality of votes cast; this means that the individual who receives the largest number of votes cast for a Director of the Third Class will be elected to that class and the three individuals who receive the largest number of votes cast for a Director of the First Class will be elected to that class.

ETHICS AND CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

All of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, must strictly adhere to our Code of Business Ethics and Conduct (sometimes referred to as the “Code”).

The Code of Business Ethics and Conduct is designed to:

•	proactively promote ethical behavior;

•	protect our valued reputation and the reputations of our directors, officers and employees;

•	assist all employees to act as good corporate citizens around the world; and

•	continue to demonstrate that we, and the individuals we employ, can be successful while maintaining the values which have served us well over the years.

We view violations of the Code very seriously. Personal consequences for violations can be severe and can include termination and/or legal action. Directors, officers and employees who know of or suspect a violation of the Code must report the matter to us promptly. Any of these individuals can report a concern or potential violation of the Code:

•	by approaching or telephoning such person’s immediate supervisor or manager, another supervisor or manager, such person’s local Human Resource professional, the Office of the General Counsel or the Office of Ethics & Compliance.

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231 or by email: k-corp.ethics@kennametal.com.

•	by calling the Office of Ethics & Compliance at 724-539-4031.

•	by calling the Company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

The Code of Business Ethics and Conduct is posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Investor Relations” tab. We will disclose any future amendments to the Code that relate to our directors or executive officers on our website, as well as any waivers of the Code that relate to directors and executive officers.

Corporate Governance

Our Board of Directors adopted the Kennametal Inc. Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level.

A complete copy of the Guidelines is available on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Investor Relations” tab. Any changes to the Guidelines in the future will also be posted on our website. Following is a summary that provides highlights of our Guidelines and many related corporate governance matters:

Selection of New Director Candidates and Criteria for Board Membership

•	Kennametal believes that the Board as a whole should encompass a range of talent, skill, diversity and expertise that enable it to provide sound guidance with respect to our operations and interests. Board nominees are identified, screened and recommended by the Nominating/Corporate Governance Committee and approved by the full Board. The Nominating/Governance Committee evaluates and ultimately selects director nominees on the basis of a number of criteria, including independence, integrity, diversity, business and industry experience, areas of expertise, ability to exercise sound judgment in areas relevant to our businesses, and willingness to commit sufficient time to the Board. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses.

•	The Nominating/Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

•	Although the Nominating/Governance Committee does not have a formal policy with respect to consideration of diversity in identifying director candidates, as noted above, diversity is one of the many important factors considered in any evaluation of a director or director nominee. The Committee believes the term “diversity” encompasses a broad array of personal characteristics, including traditional concepts such as age, gender, race and ethnic background. Equally important to any evaluation of diversity, however, are characteristics such as geographic origin and exposure, skills and training, education, viewpoint, industry exposure and professional experience. The Committee recognizes that diversity of all types can bring distinctive skills, perspectives and experiences to the Board.

•	The Nominating/Corporate Governance Committee will consider any director candidate nominated by a shareowner in accordance with our By-Laws and applicable law. For further information on shareowner nominating procedures, please refer to the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2012 annual meeting?” under the “General Information” section of this proxy statement.

•	All Board members are expected to ensure that other existing and planned future commitments do not materially interfere with service as a director.

•	In December 2010, the Nominating/Corporate Governance Committee engaged the services of Spencer Stuart to assist the committee in the identification and evaluation of potential director candidates to fill the vacancy created by Mr. Held’s departure following the 2010 annual meeting. Mr. Harvey ultimately joined our Board in April 2011.

Board Composition and Independence

•	A majority of Board members must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the requirements of any other applicable regulatory authority.

•	Only those directors who the Board affirmatively determines have no material relationship with the Company, either directly or indirectly, will be considered independent directors. The Board’s determination is based on the standards for independence under the rules of the NYSE and those of any other applicable regulatory authority and also on additional qualifications set forth in the Guidelines regarding:

—	Indebtedness of the director or immediate family members, or affiliates of the director, to the Company;

—	Indebtedness of the Company to affiliates of the director; and

—	A director’s relationships with charitable organizations.

•	In June and July 2011, our management compiled and summarized our directors’ responses to a questionnaire asking them about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest. This information, along with material provided by management related to transactions, relationships or arrangements between the Company and the directors or parties related to the directors was presented to the Nominating/Corporate Governance Committee for its review and consideration. The Nominating/Corporate Governance Committee determined that none of our non-employee directors, all of whom are listed below, has had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the Company that would compromise his independence under the listing standards of the NYSE, the rules and regulations of the SEC and/or the requirements set forth in our Guidelines. The table below includes a description of certain transactions, relationships or arrangements considered by the Nominating/Corporate Governance Committee in reaching its determination. The committee presented its findings to the Board at its July 2011 meeting. Based upon the conclusions and recommendation of the Nominating/Corporate Governance Committee, the Board determined that all non-employee directors are independent, and that all of the members of the Audit, Compensation and Nominating/Corporate Governance Committees also meet the independence tests referenced above.

Name	Independent	Transactions/Relationships/Arrangements Considered

Ronald M. DeFeo	Yes	Commercial relationships between Terex Corporation and its subsidiaries and Kennametal Inc. (Kennametal as supplier) — immaterial
Philip A. Dur	Yes	None
William J. Harvey	Yes	None
Timothy R. McLevish	Yes	None
William R. Newlin	Yes	None
Lawrence W. Stranghoener	Yes	None
Steven H. Wunning	Yes	Commercial relationships between Caterpillar Inc. and Kennametal Inc. (Kennametal as supplier) — immaterial
Larry D. Yost	Yes	None

Outside Board Membership

Management directors are required to seek and obtain the approval of the Board before accepting outside board memberships. Non-management directors must advise the Chairman of the Board and the Chair of the Nominating/Corporate Governance Committee in advance of accepting an invitation to serve on another board. Sitting on another public company’s board should not create a conflict of interest or impair the director’s ability to provide sufficient time to carry out his or her duties as a director of the Company.

Retirement Age

Unless otherwise determined by the Nominating/Corporate Governance Committee due to special circumstances, no director may be nominated for re-election or re-appointment to the Board if he or she would be age seventy-three (73) or older at the time of election or appointment.

Conflicts of Interest

Directors must avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of conflict. We solicit information annually from directors in order to monitor potential conflicts of interest. Any potential conflict of interest must be immediately reported to the Chairman of the Board, the Chair of the Nominating/Corporate Governance Committee and the Lead Director, if one has been designated, for evaluation. If a director has a personal interest in a matter before the Board, the director must disclose the interest to the Board, excuse himself or herself from participation in the matter and not vote on the matter.

Directors Orientation and Continuing Education

•	Each new director must participate in the Company’s orientation program, which should be conducted within two (2) months of the meeting at which the new director is elected.

•	Directors are encouraged to participate in continuing education programs, as appropriate, to maintain the skills necessary to perform their director duties and responsibilities.

Board Compensation

•	In accordance with our Stock Ownership Guidelines (which are applicable to our directors, executives and key managers and are described in the “Compensation Discussion and Analysis” section of this proxy statement), a meaningful portion of director compensation is required to be in the Company’s stock or deferred stock credits to further the direct correlation of directors’ and shareowners’ economic interests.

•	Directors who serve on the Audit Committee, Compensation Committee and/or Nominating/Corporate Governance Committee do not receive any compensation from us other than director fees (including fees paid for service on Board committees).

•	Directors who are employees (currently only our Chairman, Mr. Cardoso) do not receive additional cash compensation for service as a director.

Board Leadership Structure

Our Board is led by Mr. Cardoso, our Chairman, President and Chief Executive Officer. Mr. Cardoso has served as our President and Chief Executive Officer since January 2006 and as our Chairman since January 2008. Our By-Laws and Guidelines give the Board the flexibility to determine whether the roles of Chief Executive Officer and Board Chairman should be held by the same person or by two separate individuals. Each year in October, the Board evaluates our leadership structure and determines the most appropriate structure for the coming year based upon its assessment of our position, strategy and long term plans for our Company. The Board also considers the specific circumstances facing the Company and the characteristics and membership of the Board. At this time, the Board has determined that having Mr. Cardoso serve as both the Chief Executive Officer and the Chairman is in the best interest of our shareowners. We believe this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company, our strategic initiatives and our industry, and also fosters real-time communication between management and the Board.

When the roles of Chairman and Chief Executive Officer are combined in one individual, as they are now, the Board also has the ability to designate a Lead Director to provide additional leadership and guidance to the Board. Larry D. Yost currently serves as our Lead Director, a position he has held since January 2008, when Mr. Cardoso assumed the Chairman role. As our Lead Director, Mr. Yost consults with the Chairman to set agendas and establish Board priorities and procedures. He presides over executive sessions of the non-management directors and acts as the principal liaison between the non-management directors and the Chief Executive Officer. Our Guidelines contain a list of the various responsibilities with which Mr. Yost, as Lead Director, is tasked. In addition to the responsibilities described above, the Lead Director also:

•	Consults with the Compensation Committee for the annual evaluation of the Chief Executive Officer’s performance, and, together with the Chair of the Compensation Committee, meets with the Chief Executive Officer to discuss that evaluation.

•	Provides feedback to the Chief Executive Officer with respect to the quality, quantity and timeliness of the flow of information from management to the non-management directors.

•	Assists the Board and management in assuring implementation of and compliance with the Guidelines and our Code of Business Ethics and Conduct.

Selection of Agenda Items for Board Meetings

Agendas for Board meetings are established by the Chairman in consultation with the Lead Director, Board members and Chief Executive Officer (where a person other than the Chairman occupies this position). Board members are also encouraged to raise, at any Board meeting, subjects that are not on the agenda for that meeting.

The Chair of each committee, taking into account recommendations of committee members and in consultation with appropriate management, establishes the agenda for each committee meeting.

Distribution of Board Materials

A preliminary agenda and presentation materials are distributed to Board and committee members in advance of each meeting, to the extent practicable.

Executive Sessions of the Board/Communications with Directors

•	Non-management directors meet privately in regularly scheduled executive sessions without the presence of any management. The Lead Director presides over these executive sessions.

•	Any interested party that wishes to communicate with the Chairman, Lead Director, non-management directors or independent directors individually or as a group may do so by:

—	sending correspondence directed to our Secretary, Mr. Kevin G. Nowe. The address can be found in the “General Information” section of this proxy statement in the response to the question “How can I contact the Company, the Board of Directors, the Lead Director or any of the Independent Directors?”

—	calling the Company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

We will forward any communication regarding our Company to the appropriate director or directors as soon as practicable.

Board Access to Management and Independent Advisors

•	Board members have complete access to management and the Company’s outside advisors.

•	The Board is authorized to retain, as it deems necessary and appropriate, independent advisors of its choice with respect to any issue relating to its activities.

Assessing the Performance of the Board

The Board’s performance is assessed annually to determine whether the Board and its committees are functioning effectively. The Nominating/Corporate Governance Committee oversees this assessment.

Board Committees

•	The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance.

•	Only independent directors serve on our committees. Directors serving on the Audit Committee must also meet the additional independence and financial literacy qualifications, as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and the rules and regulations of any other applicable regulatory authority.

•	Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Investor Relations” tab.

•	Each committee is led by a Chair, who is appointed by the Board annually, based upon the recommendation of the Nominating/Corporate Governance Committee.

•	Minutes of each committee meeting are provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken. The Chair of each committee also regularly reports at Board meetings on committee matters.

Board of Director Review and Approval of Related Person Transactions

•	The Board is responsible for the review, approval and monitoring of transactions involving the Company and “related persons” (generally directors and executive officers or their immediate family members or shareowners owning five percent or greater of the Company’s outstanding stock). The Nominating/Corporate Governance Committee assists the Board with the evaluation and monitoring of any of these transactions.

•	The Board and/or the Nominating/Corporate Governance Committee must review any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Board and/or the Nominating/Corporate Governance Committee is guided by the following parameters when considering any transaction with a related person:

—	Related person transactions must be approved by the Board or the Nominating/Corporate Governance Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or the Nominating/Corporate Governance Committee will consider all relevant factors, including, as applicable: (a) the Company’s business rationale for entering into the transaction; (b) the alternatives to entering into a related person transaction; (c) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (d) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (e) the overall fairness of the transaction to the Company; and (f) if a director is involved in the transaction, whether or not the approval of the transaction would impact his or her status as independent.

•	The Nominating/Corporate Governance Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction. The Nominating/Corporate Governance Committee will also periodically report at Board meetings on related person transaction matters to assure that the Board remains fully apprised of topics discussed and actions taken.

•	Procedures for review, approval and monitoring of related person transactions are set forth in our Guidelines and include the following:

—	Management or the affected director or executive officer must bring the matter to the attention of the Chairman, the Lead Director, if any, the Chair of the Nominating/Corporate Governance Committee or the Secretary.

—	The Chairman will determine whether the matter should be considered by the Board or by the Nominating/Corporate Governance Committee. If the Chairman is involved in the transaction and a Lead Director has been designated, then the Lead Director shall make the determination. If no Lead Director has been designated, the Chairman shall consult with the Chairs of the standing committees to determine whether the matter should be reviewed by the full Board or by the Nominating/Corporate Governance Committee.

—	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

—	The transaction must be approved in advance whenever practicable and, if not practicable, must be ratified, amended or terminated as promptly as practicable after proper review.

Formal Evaluation of the Chief Executive Officer

•	The Compensation Committee, together with the Lead Director and the rest of the non-management directors, annually evaluates the overall performance of the Chief Executive Officer.

•	The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management. For additional information about the Compensation Committee’s evaluation of the Chief Executive Officer, as well as how the evaluation is related to compensation decisions, please see the discussion in the “Compensation Discussion and Analysis” section of this proxy statement.

Succession Planning

Each year, the Chief Executive Officer delivers a report on succession planning to the Board, which includes an assessment of senior officers and their potential to succeed the Chief Executive Officer and other senior management positions.

Review of the Guidelines and Code of Business Ethics and Conduct

The Nominating/Corporate Governance Committee annually reviews the Guidelines and the Code of Business Ethics and Conduct and recommends any changes to the Board.

The Board’s Oversight of Risk Management

The Board recognizes that companies face a variety of risks, including credit risk, liquidity risk, strategic risk and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. The full Board receives an annual overview of the Company’s enterprise risk management operations, material risks and uncertainties facing the Company, and the Company’s strategic and operational plans for addressing and mitigating those risks. In addition to the formal compliance program, the Board encourages and management promotes a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of our management and executive officers, to assess and analyze the most likely areas of future risk for the Company.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meeting Information

The Board of Directors held six meetings during 2011. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he served (during the periods the director served on the committee). We expect our directors to attend our Annual Meeting absent exceptional circumstances. All of the members of the Board of Directors attended the annual meeting in October 2010, except for Mr. Harvey who did not join the Board until March 2, 2011.

The table below shows committee membership and the number of meetings of the full Board and each committee in 2011.

Nominating/
Corporate
	Board	Audit	Compensation	Governance

Carlos M. Cardoso	Chair
Ronald M. DeFeo	Member		Member	Chair
Philip A. Dur	Member		Member	Member
William J. Harvey	Member		Member	Member
Timothy R. McLevish	Member	Chair		Member
William R. Newlin	Member		Chair	Member
Lawrence W. Stranghoener	Member	Member	Member
Steven H. Wunning	Member	Member	Member
Larry D. Yost	Member	Member
No. of Meetings in Fiscal Year 2011	6	8	6	4

Board Committees

The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Each member of these committees is independent under the NYSE’s listing standards, SEC regulations and the standards set forth in the Corporate Governance Guidelines discussed above.

Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which can be found under the “Investor Relations” tab.

Each committee performs an annual self-evaluation, using the roles and responsibilities outlined in its committee charter as a foundation for the review and evaluation. The Nominating/Corporate Governance Committee reviews and considers the results of each committee’s self-evaluation. The Chair of each committee also reports the results of the committee’s self-evaluation to the full Board.

Committee Functions

Audit Committee:  The Audit Committee assists the Board in overseeing the Company’s financial reporting process. You can find additional information about the functions of the Audit Committee under the “Audit Committee Report” section of this proxy statement. The Board has determined that all of the members of the Audit Committee are “financially literate,” and that Mr. Stranghoener and Mr. McLevish each qualify as an “audit committee financial expert” as that term is defined by SEC regulations.

Compensation Committee:  The Compensation Committee’s functions include: recommending an overall compensation policy to the Board; having direct responsibility for matters relating to compensation of our executive officers; overseeing the Company’s compensation policies and procedures and monitoring risks related to them; advising the Board regarding management succession; and administering our equity compensation plans, cash incentive plans and deferred compensation plans. The Compensation Committee has the authority under its charter to delegate any of its duties and responsibilities (or functions) to a subcommittee of the Compensation Committee consisting of one or more members, as appropriate. You can find additional information about the Compensation Committee’s functions and processes in the “Compensation Discussion and Analysis” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation: There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Nominating/Corporate Governance Committee:  The Nominating/Corporate Governance Committee’s functions include: ensuring that the Board is properly constituted to meet its fiduciary responsibilities; identifying and recommending qualified candidates for membership to the Board; having direct responsibility for matters relating to the compensation of our directors; and recommending directors for committee membership. The committee also takes a leadership role in shaping the Company’s corporate governance.

The Nominating/Corporate Governance Committee will evaluate shareowner nominees on the same basis as all other nominees. Section 8 of our By-Laws describes the process by which shareowners may submit director nominations at an annual meeting or special meeting. Any shareowner of the Company who is entitled to vote at a meeting, who has complied with the notice procedures set forth in Section 8 may propose a director nomination. The procedures for a shareowner to nominate a director include the following:

•	The shareowner must have given timely written notice in proper form, to the Secretary of the Company including, without limitation, the shareowner’s name and address. The deadlines for providing notice to the Company of a proposed director nomination for our next annual meeting are set forth in our By-Laws and summarized in the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2012 annual meeting?” under the “General Information” section of this proxy statement.

•	The notice provided to the Secretary of the Company must set forth in reasonable detail information concerning the nominee and must include all information relating to a nominee that would be required to be disclosed in a proxy statement or other filings.

•	The notice provided to the Secretary of the Company must include a description of all arrangements or understandings between the shareowner making the nomination and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareowner.

•	The notice provided to the Secretary of the Company must include a representation that the shareowner making the nomination is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination.

•	The notice provided to the Secretary of the Company must include the consent of each nominee to serve as director of the Company if elected.

The foregoing summary of our shareowner director nomination procedures is not complete and is qualified in its entirety by reference to the full text of our bylaws that has been publicly filed with the SEC and is available at www.sec.gov.

Board of Directors Compensation and Benefits

The Board has delegated primary responsibility for matters relating to compensation of our directors to the Nominating/Corporate Governance Committee. Because the Nominating/Corporate Governance Committee is also responsible for the recruitment of new directors and ensuring that the Board and committees are properly constituted, the Board believes that compensation matters relating to our directors should also reside with the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee recommends the overall compensation structure for directors to the Board for full review and approval.

Committee Review of Director Compensation

The Nominating/Corporate Governance Committee reviews director compensation on a regular basis. Historically, the committee responsible for director compensation matters has undertaken a comprehensive review of our director compensation program no less than once every two years. The Nominating/Corporate Governance

Committee has the authority to retain outside advisors in connection with its review and analysis of director compensation matters.

Equity Ownership by Directors

The Board believes that directors should hold meaningful equity ownership positions in the Company. Accordingly, a significant portion of overall director compensation is in the form of Company equity, as shown in the “Overview of Director Compensation” section below. Our Stock Ownership Guidelines and Insider Trading Policy requires our directors to accumulate and maintain equity ownership in the Company having a value of no less than five times the annual retainer within five years of the date they become subject to the policy.

Overview of Director Compensation

We do not pay any additional cash compensation to management employees who serve as directors. In addition, no director who is employed by the Company may serve on any committee. Currently, Mr. Cardoso, who serves as the Chairman of the Board, is the only employee of the Company that serves as a director. The compensation paid to Mr. Cardoso is included in the 2011 Summary Compensation Table and the related text and compensation tables. Our non-employee directors receive a combination of cash and equity compensation for their services as a director or committee member as described below.

Cash Compensation for Non-Employee Directors

In 2011, our non-employee directors were entitled to receive the following cash compensation:

Annual Cash Retainer
Lead Director	$54,500
All Other Non-Employee Directors	$34,500
Annual Cash Stipend for Committee Chairman
Audit Committee	$16,500
Compensation Committee	$13,500
Nominating/Corporate Governance Committee	$13,500
Annual Cash Stipend for Committee Service (other than as Chairman)
Audit Committee	$9,900
Compensation Committee	$8,000
Nominating/Corporate Governance Committee	$8,000

Equity Compensation

Equity compensation for our non-employee directors consists of:

Annual Grant of Restricted Stock, Restricted Units or Deferred Stock Credits	$40,000
Stock Options	One-time grant of 14,000 shares upon election to Board of Directors; annual grant of 7,000 shares thereafter.

Perquisites and Personal Benefits

All non-employee directors receive $50,000 of life insurance coverage, which is paid for by the Company. In addition, for Fiscal 2011 directors received tax reimbursements for income imputed to them for the premiums we paid for this insurance. Beginning in Fiscal 2012, however, directors will no longer receive such tax reimbursements. We also reimburse directors for customary travel and related expenses for their attendance at Board or committee meetings.

Deferred Fee Plan

We have a Deferred Fee Plan for outside directors (the “Deferred Fee Plan”). On an annual basis, our non-employee directors may elect to defer payment of all or a portion of the cash fees they are entitled to receive from the Company for their services as a director or committee member all of which amounts will be credited as stock credits under the Directors Stock Incentive Plan (described below).

Directors Stock Incentive Plan

Under the Directors Stock Incentive Plan, any non-employee director may elect (i) to receive shares of the Company’s capital stock in lieu of all or a portion of any cash compensation they are otherwise entitled to receive or (ii) to have stock credits credited to an account established by the Company for such participating director.

If a non-employee director elects to receive shares of the Company’s capital stock in lieu of all or a portion of the compensation otherwise payable to such director, the director will receive, on the date that the compensation otherwise would have been paid, the number of shares of capital stock of the Company that could have been purchased on that date based on the amount of compensation subject to the election and the fair market value of the Company’s capital stock on that date.

If a non-employee director makes a stock credit election, an account established for the non-employee director and maintained by the Company is credited with that number of stock credits equal to the number of shares of capital stock that could have been purchased with the amount of compensation subject to a stock credit election based on the fair market value of the Company’s capital stock on the day that the compensation would have been paid to the non-employee director. Dividend equivalents are credited to the account of any director who has elected to receive stock credits in lieu of compensation. Dividend equivalents are calculated at the same rate as the current dividend; there is no preferential or above-market earnings potential for deferrals into stock credits. In the event of a change in control, issued and outstanding shares of capital stock equal to the aggregate number of stock credits in each non-employee director’s stock credit account would be contributed to a deferred compensation trust (a so-called “Rabbi Trust”) established by the Company and administered by an independent trustee.

Matching Gifts Program

Directors are eligible to participate in our Matching Gifts Program, which is also generally available to all U.S. employees. Under the program, the Kennametal Foundation will match gifts to qualified institutions on a dollar-for-dollar basis up to $5,000 per calendar year.

2011 Director Compensation

The following table shows the actual compensation we paid to our non-employee directors for service on the Board and applicable committees in 2011. Mr. Cardoso does not receive additional compensation for his service on our Board.

2011 Non-Employee Director Compensation(1)

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)(2)	($)(3)(4)	($)(5)	($)(6)	($)

Ronald M. DeFeo	56,000	40,012	64,245	189	160,446
Philip A. Dur	50,500	40,012	64,245	554	155,311
William J. Harvey	15,500	—	195,401	95	210,996
Timothy R. McLevish	59,052	40,012	64,245	189	163,498
William R. Newlin	56,000	40,012	64,245	895	161,152
Lawrence W. Stranghoener	52,400	40,012	64,245	5,189	161,846
Steven H. Wunning	52,505	40,012	64,245	5,214	161,976
Larry D. Yost	64,400	40,012	64,245	5,895	174,552

(1)	Mr. Cardoso, our President and Chief Executive Officer, is also the Chairman of our Board. Mr. Cardoso’s compensation is reported in the Summary Compensation Table and other compensation tables set forth herein. Mr. Cardoso does not receive any additional compensation for his service on our Board.

(2)	Our directors may elect to receive these fees in cash, in shares of our capital stock, or in deferred stock credits.

(3)	On August 1, 2010, each non-employee director (except for Mr. Harvey, who did not join the Board until March 2, 2011) received a grant of restricted units with a grant date fair value of $40,012 (rounded to the nearest whole share) or deferred stock credits amounting to $40,012 (for those who elected to defer their restricted unit awards into deferred stock credits). Restricted unit awards vest 33% per year over a three year period beginning on the first anniversary of the grant date. Deferred stock credits may not be paid until the third anniversary of the grant date. The aggregate number of stock awards held by each director as of June 30, 2011 is set forth below in the Supplemental Table to 2011 Non-Employee Director Compensation Table.

The values set forth in this column are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 17 to the financial statements included in Kennametal’s Annual Report on Form 10-K for 2011 for a discussion of additional assumptions used in calculating grant date fair value.

(4)	For their Fiscal 2011 annual grants, our directors could elect to receive restricted units or deferred stock credits. We pay dividends on unvested restricted stock shares and dividend equivalents on unvested restricted units during the restriction period, but the dividends are not preferential. For those directors who elected to defer their restricted unit awards into deferred stock credits, their accounts are credited quarterly with dividend equivalents, but again, these are not preferential.

(5)	On August 1, 2010, each non-employee director (other than Mr. Harvey) received a grant of 7,000 stock options with a grant date fair value of $64,245. These stock option awards vest 33% per year over a three year period beginning on the first anniversary of the grant date. The exercise price for each award is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date. Mr. Harvey received an initial grant of 14,000 stock options on April 1, 2011. This award vests 33% per year over a three year period beginning on the first anniversary of the grant date. The exercise price for this award is determined by taking the closing price on the grant date as quoted on the New York Stock Exchange — Composite Transactions reporting system. The aggregate number of option awards held by each director as of June 30, 2011 is set forth below in the Supplemental Table to 2011 Non-Employee Director Compensation Table.

The values set forth in this column are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 17 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2011 for a discussion of additional assumptions used in calculating grant date fair value.

(6)	These amounts consist of premiums paid by the company for life insurance and tax reimbursements for income imputed to the directors for these premiums. For Messrs. Stranghoener, Wunning and Yost, the amounts also include donations made by us on behalf of the directors to charitable organizations under the Matching Gifts Program described above.

Supplemental Table to 2011 Non-Employee Director Compensation Table

		Aggregate
		Unvested Stock	Aggregate
		Awards	Deferred Unvested
	Aggregate Options	Outstanding	Stock Awards
	Outstanding at	at Fiscal Year	Outstanding at
Name	Fiscal Year End	End(a)	Fiscal Year End(b)

Ronald M. DeFeo	77,000	2,730	1,433
Philip A. Dur	39,260	3,181	—
William J. Harvey	14,000	—	—
Timothy R. McLevish	62,000	1,488	1,928
William R. Newlin	77,000	3,181	—
Lawrence W. Stranghoener	80,000	451	3,438
Steven H. Wunning	53,000	2,730	1,433
Larry D. Yost	83,000	—	4,871

(a)	For Mr. DeFeo, this number includes 2,730 restricted units. For Mr. Dur, this number includes 451 shares of restricted stock and 2,730 restricted units. For Mr. McLevish, this number includes 1,488 restricted units. For Mr. Newlin, this number includes 451 shares of restricted stock and 2,730 restricted units. For Mr. Stranghoener, this number includes 451 shares of restricted stock. For Mr. Wunning, this number includes 2,730 restricted units.

(b)	Represents restricted stock or restricted units that have been deferred into deferred stock credits and have not yet vested.

AUDIT COMMITTEE REPORT

Functions of the Audit Committee

The Audit Committee (“we” or the “committee”) assists the Board in its oversight of: the quality and integrity of the Company’s financial statements, internal controls and disclosures; the Company’s compliance with legal and regulatory requirements; the performance, qualifications and independence of the Company’s independent auditors; and the performance of the internal audit function. We have the sole authority to appoint, retain, terminate and replace the Company’s independent auditors, subject to shareowner ratification with respect to retention at the next regularly scheduled annual meeting of shareowners. We perform an annual self-assessment to evaluate the composition, activities and interactions of the committee and submit the results of the self-assessment to both the Nominating/Corporate Governance Committee and the Board.

Responsibilities

Management is responsible for the Company’s financial reporting process and system of internal controls and for the preparation and presentation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for planning and carrying out an audit of the financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on that audit. Our responsibility is to provide oversight to these processes. We do not certify the financial statements or guarantee the auditor’s report. To fulfill our oversight role, we rely (without independent verification) on the information provided to us, the representations made by management and the independent auditors and the report of the independent auditors.

Complaints

Anyone, including any Company employee, who has a complaint or concern regarding the Company’s accounting, internal auditing controls or auditing matters may communicate that complaint or concern to the committee:

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231

•	by calling the Company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

Monitoring Activities in 2011

We held eight (8) meetings in 2011. During these meetings, we discussed with management, the internal auditors and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”) (to the extent applicable), the quality and adequacy of the Company’s internal control over financial reporting, the internal audit function’s organization, responsibilities, budget and staffing and the results of internal audit examinations. We also reviewed with both PwC and the internal auditors their respective audit plans, audit scope and identification of audit risks, and met separately with PwC and with the internal auditors, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. We reviewed the interim financial information contained in each quarterly earnings announcement and each Form 10-Q filed with the SEC in 2011 and discussed this information with PwC and with the Company’s Chief Financial Officer and Corporate Controller prior to release. We also reviewed and discussed with both management and PwC the audited financial statements for the year ended June 30, 2011 prior to release.

The discussions with PwC included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T, related to communication with audit committees. We received from PwC written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with us concerning their independence, and discussed with PwC their independence.

Based on these reviews and these meetings, discussions and reports, we have recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC. We have retained PwC as the Company’s auditor for the fiscal year ending June 30, 2012, and are submitting that decision for shareowner ratification at the Annual Meeting as discussed below.

Audit Committee

Timothy R. McLevish, Chair
Lawrence W. Stranghoener
Steven H. Wunning
Larry D. Yost

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal II. Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee has retained PwC as the Company’s independent auditors for the fiscal year ending June 30, 2012. As a matter of good corporate practice, the Audit Committee is submitting its selection to our shareowners for ratification at the Annual Meeting. Unless otherwise directed by the shareowners, proxies will be voted in favor of the ratification of the selection of PwC as the Company’s independent auditors for the fiscal year ending June 30, 2012. In the event that this selection is not ratified by the shareowners, the Audit Committee will consider this vote in determining its future selection of an auditor. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareowners.

Representatives of PwC attended all meetings of the Audit Committee held during 2011. The Audit Committee reviewed the non-audit services provided by PwC in 2011 and, based on that review, determined that the non-audit services provided by PwC were compatible with maintaining the independence of PwC.

Representatives of PwC will attend the Annual Meeting, and will have the opportunity to make a statement at the meeting if they wish. They also will be available to respond to appropriate questions from shareowners in accordance with the rules of the meeting.

Fees and Services

Fees for professional services (including expense) rendered by PwC to the Company and its subsidiaries in 2010 and 2011 were as follows (in millions):

	2010	2011

Audit Fees(1)	$3.7	$4.5
Audit-Related Fees(2)	0.1	—
Tax Fees(3)	0.2	0.3
All Other Fees	—	—
TOTAL	$4.0	$4.8

(1)	These fees relate to services provided for the audit of the consolidated financial statements, subsidiary and statutory audits, the issuance of consents and assistance with the review of documents filed with the SEC. Also included are fees for services related to the audit of the Company’s internal control over financial reporting.

(2)	These fees relate to services provided in connection with the review of the re-implementation of our System Analysis and Program Development (SAP) enterprise resource planning system during 2010.

(3)	These fees relate primarily to tax compliance services, tax planning advice and tax audit assistance.

Audit Committee Pre-Approval Policy

The Audit Committee annually adopts a policy for pre-approval of audit and non-audit services to be provided by the independent auditors. Under the policy, the Audit Committee pre-approves categories of services and fee caps for each category. The pre-approved services include: (i) audit services, such as statutory audits and internal control-related services, services associated with regulatory filings and consultations regarding disclosure treatment of certain transactions or events; (ii) audit-related services, such as due diligence and accounting consultations; (iii) tax services, such as tax compliance (domestic and international) and tax planning and advice; and (iv) other permissible non-audit services that the Audit Committee believes will not impair the auditor’s independence. The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. All other audit and permissible non-audit services not specifically covered by the policy, and any proposed services which materially exceed the pre-approved fee levels, require separate specific pre-approval by the Audit Committee. The Audit Committee may delegate specific engagement pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must present any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The policy requires the auditor to provide the Audit Committee with detailed supporting documentation regarding the specific services to be provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PwC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The following is an overview of our executive compensation philosophy and programs as detailed further in this Compensation Discussion and Analysis (“CD&A”):

•	The objectives of our executive compensation program are to attract and retain exceptional talent, to recognize individual contributions to the Company, to focus our executives’ attention on the attainment of significant business objectives, to create long-term shareowner value, to ensure alignment between management’s interests and the interests of our shareowners, to share the financial benefits of strong Company performance and to maintain executive compensation at a competitive level.

•	Our Compensation Committee has engaged an independent compensation consultant, Pay Governance, to assist with the ongoing review of our executive compensation program to ensure that our program is competitive and appropriate given the Company’s objectives and market practices.

•	The compensation program for our executive officers consists of the following three primary components: base salary; an annual cash-based incentive program; and equity-based long-term incentive awards consisting of stock options, restricted units and performance units.

•	We generally target total compensation at the median level for similar positions within our industry and peer group. We may deviate from the median if, in the judgment of the Compensation Committee, the value of an executive’s experience, performance and specific skill set warrants.

•	The Compensation Committee believes that executive compensation should be tied both to individual performance and Company performance, which is why a substantial portion of the compensation provided to our executive officers is at risk.

•	Our annual cash-based incentives are aligned directly with critical measures of Company performance, consistent with our pay-for-performance philosophy.

•	Our long-term incentive program is intended to drive the achievement of critical long-term business objectives, align management’s interests with those of our shareowners and foster retention of key executives. For Fiscal 2011, 50% of the target value of each executive’s long-term incentive opportunity was granted in the form of performance units, 30% was granted in the form of stock options and 20% was granted in the form of restricted units.

•	Vesting of the performance units is based on the attainment of pre-established financial and operational performance goals along with the achievement of continuous service requirements. Restricted units and stock options time vest based on continuous service with the Company. All equity awards are stock-settled and, as a result, link our executives’ compensation to future stock price performance and, if earned, will increase our executives’ stock ownership. Performance unit awards require our executives to remain employed until the payout date in order to receive the payout, generally three years after the grant date.

•	In lieu of providing individual perquisites, executives now receive a $20,000 annual perquisite allowance to be used in their discretion, an amount which the Company believes is reasonable based on competitive market practices.

•	Our named executive officers (“NEOs”) for Fiscal 2011 were as follows:

—	Carlos M. Cardoso: Chairman, President & Chief Executive Officer (“CEO”)

—	Frank P. Simpkins: Vice President & Chief Financial Officer (“CFO”)

—	Philip H. Weihl: Vice President Integrated Supply Chain and Logistics

—	John R. Tucker: Vice President & President Business Groups

—	John H. Jacko Jr.: Vice President & Chief Marketing Officer

Highlights of Kennametal’s Fiscal 2011 Performance and Links to our Performance-Based Awards

•	Sales of $2.4 billion for Fiscal 2011, compared with $1.9 billion in Fiscal 2010.

•	Reported earnings per share (“EPS”) of $2.76 compared with reported EPS of $0.57 in Fiscal 2010.

•	Adjusted return on invested capital (“ROIC”) for Fiscal 2011 was 14.8%.

•	Earnings Before Interest and Tax (“EBIT”) margin performance results for Fiscal 2011 was 14.1%.

The highlights of our 2011 executive compensation program resulting from our 2011 Company performance were as follows:

•	2011 annual incentive awards were earned at the maximum 200% of target for those executives with 100% weighting on Kennametal sales growth, EPS and ROIC (Messrs. Cardoso, Simpkins, Tucker and Jacko). This level of payout was earned because actual performance for 2011 exceeded the target and maximum performance goals for the period. The annual bonus paid to Mr. Weihl was 166.3% due to his metric being based 50% on Kennametal results and 50% on our Integrated Supply Chain and Logistics business unit (“ISCL”) EBIT results (for which the target performance goal was exceeded, but maximum was not achieved).

•	The first tranche (1/3) of the 2011 long-term performance units were earned (pending the continuous employment condition) at the maximum 200% of target based on EBIT margin goals for Fiscal 2011 having been achieved at the maximum performance level.

Summary of Compensation Actions for Fiscal 2011 and Changes Implemented for Fiscal 2012

The following information highlights the Compensation Committee’s key compensation decisions for Fiscal 2011. These decisions were made with the advice of the Compensation Committee’s independent consultant, which was Towers Watson at the time. These decisions are discussed in greater detail in the CD&A. The key compensation decisions made in July 2010 were as follows:

•	Reinstated merit increases.

•	Changed the design of our Prime Bonus Plan to align it with our new operating structure.

•	Changed the design of our long-term incentive (“LTI”) program to provide for the granting of performance unit awards, which are stock-settled (in place of long-term incentive cash awards), and reinstating the full value of LTI awards.

•	Eliminated our practice of providing for individual perquisites and moved to an allowance for executive officers and eliminated all perquisite-related gross-ups.

Executive Compensation Philosophy

Kennametal’s executive compensation philosophy is premised on the following basic principles, which we believe form the foundation of effective and responsible compensation programs:

•	Pay for Performance. Executive compensation should be tied to both individual performance and Company performance (annual and long-term).

•	Link Fixed and Variable Components of Compensation to Levels of Responsibility and Accountability. As our executives progress to higher levels of responsibility within the Company, a greater proportion of their overall compensation should be linked directly to Company performance and shareowner returns.

•	Promote a Long-Term Perspective. Our compensation programs should promote the long-term focus and strategic vision required for our future growth and success.

•	Offer Competitive Compensation. We believe that highly-qualified and skilled executives can differentiate us and provide a competitive advantage in the marketplace. Our objective is to offer compensation that is competitive with that offered by other companies that compete with us for talent.

The Compensation Committee has responsibility for the oversight and administration of our executive compensation program. The Compensation Committee works with its compensation consultant and members of our management to collect and analyze relevant data during the compensation decision-making process, but it is the Compensation Committee that ultimately oversees and approves all compensation matters regarding our executives, including our NEOs.

Objectives of the Executive Compensation Program

To support our overall compensation philosophy, we have designed our executive compensation program to:

•	Attract and retain exceptional talent

•	Recognize individual contributions to the Company

•	Focus our executives’ attention on the attainment of significant business objectives and the creation of long-term shareowner value

•	Ensure alignment with the interests of our shareowners

•	Share in the financial benefits of strong Company performance

•	Maintain executive compensation at a competitive level

Design of Our Executive Compensation Program

Overall Design of the Executive Compensation Program

Each of our executives receives a compensation and benefits package comprised of the five basic components described in the table below. The table summarizes some important information about these components for 2011, and we describe each one in more detail later in this CD&A.

Compensation			What it is Intended to
Component	Why We Provide it	How We Determine the Amount	Reward
Base Salary	• Consistent with competitive practice	• Approximately the median of peer group of companies	• Individual performance and level of experience, expertise and responsibility within the Company

Annual Incentive Prime Bonus	• To link pay and performance • To drive the achievement of annual business objectives • Consistent with competitive practice
•   Awards are performance based and calculated as a percentage of base salary:
− Target based on salary band for executive;
− Award opportunities are determined on an individual basis and range from below median to above median for similar positions in peer group of companies
• Annual Company performance and individual performance

Compensation			What it is Intended to
Component	Why We Provide it	How We Determine the Amount	Reward
Long-term Incentives (including stock options, restricted units and performance units)
•   To link pay and performance.

•   To drive the achievement of critical long-term business objectives

•   To align management’s interests with those of our shareowners

•   Foster the long-term retention of key executives

•   Consistent with competitive practice

•   Total long-term incentive opportunity is determined on an individual basis based on the executive’s performance and career potential (internal and individual factors), and taking into account the long-term compensation paid by our competitors for similar positions

•   The total long-term incentive opportunity is then allocated between performance units (50%), stock options (30%) and restricted units (20%)

•   Performance unit awards are performance based:
− Target based on salary band for executive;
− Award opportunities are determined on an individual basis and range from below median to above median for similar positions in peer group of companies

•   Long-term Company performance and individual performance

•   Performance Unit Awards - Increased shareowner value and overall Company performance over the long-term

•   Stock Options - increased shareowner value over the long-term (10 years)

•   Restricted Units - long-term commitment to the Company

Retirement Benefits	• Consistent with competitive practice	• Competitive market practices and Company-specific circumstances	• To provide long-term financial security to executives who have demonstrated a long-term commitment to the Company

Executive Benefits and Perquisite Allowance	• Consistent with competitive practice • Provides a level of protection against the financial catastrophes that can result from illness, disability or death	• Approximately the median of peer group of companies	• Executive contributions to our Company’s short-term and long-term success.

We’ve designed our executive compensation program to target total compensation at the median level for similar positions within our industry and peer group. There is potential for actual compensation to be above or below median compensation depending on Company and individual performance. We believe that target compensation under our incentive plans should allow for above-median compensation for exceptional performance, as well as below-median compensation when performance falls below our expectations. Also, we may deviate from the median if, in the judgment of management and/or the Compensation Committee, the value of an executive’s experience, performance and specific skill set warrants. For individual executives, compensation may also vary depending on the executive’s experience, responsibility and expertise, such person’s contribution to our business strategy and the market’s demand for such skills and talent.

The foundation of our program is based on a system of salary bands. Each executive position is situated within a salary band, which generally defines opportunities for base salary, annual incentives and long-term incentives. There are ranges associated with the salary bands, which reflect each position’s internal value, scope and complexity of responsibilities and market competitiveness. The pay ranges give the Compensation Committee flexibility to position individual compensation above or below market median levels depending on job performance, professional qualifications, business experience, technical expertise and career potential.

Factors that Influence Compensation

The Compensation Committee believes that an effective compensation program reflects a balance between individual factors (i.e., level of responsibility, skills, experience, expertise and individual performance), organizational measures (i.e., Company or business unit performance), and external or market factors (i.e., competitive benchmarking and survey data). We incorporate each of these factors into the design of our executive compensation program. Accordingly, we compensate our executives based upon an assessment of:

•	Individual Performance. All of our executives are evaluated against an annual, individual performance plan. The performance plan contains individual performance objectives that will further the goals of the executive’s business unit, if applicable, and the strategic goals of the Company as a whole. These objectives are reviewed and assessed every quarter by the executive and his or her manager. At the end of the fiscal year there is a comprehensive analysis of the executive’s actual performance vis-à-vis the individual’s performance plan, and that analysis is provided to the Compensation Committee for review.

•	Company Performance. One of the main objectives of our compensation philosophy is to align our executive officers’ compensation with the performance of the Company (“pay-for-performance”). When making compensation decisions related to our executives, the Compensation Committee evaluates the Company’s achievement of pre-established internal metrics (which are predicated on our annual and long-term financial plans and goals, along with other strategic and operational initiatives) and external measures (which are predicated on external factors such as our market valuation and growth in our stock price).

•	Market Intelligence. Individual and Company performance are weighted most heavily in compensation decisions. However, when appropriate, the Compensation Committee also considers external factors, such as market and survey data and pay positioning for our executives relative to market data, as explained in further detail below under the subheading “Pay Positioning Relative to Market — Benchmarking.”

Relationship Between Pay and Performance

In January 2011, our Compensation Committee reviewed the relationship between our CEO’s “realizable compensation” and the Company’s performance from Fiscal 2008 through Fiscal 2010 which was the period that both compensation and performance data was readily available for our peers. The analysis, which was prepared by the Compensation Committee’s consultant, Pay Governance, compared our CEO’s realizable compensation and the Company’s performance, relative to our peer group, in order to assess whether the Company’s performance and the realizable compensation paid to our CEO were aligned. The peer group utilized for this analysis is the same peer group utilized for the Fiscal 2011 compensation decisions made by the Compensation Committee.

Realizable compensation is defined as (i) base salary, (ii) actual bonus earned, (iii) the aggregate current value of restricted stock/restricted unit grants made during the period, (iv) the aggregate in-the-money value of stock option grants made during the period and (v) the actual payouts of performance-based equity awards with performance periods beginning and ending during the three-year performance period and the estimated payout for unvested performance-based equity awards granted during the three-year performance period. Realizable compensation was calculated in the same manner for our CEO and the CEOs of our peer group companies. The realizable value of long-term equity-based awards were valued using each company’s closing stock price on June 30, 2010. This approach is different than analyzing target compensation or the fair value of equity awards at their grant date.

The financial performance of the Company and the peer companies were evaluated over the same three-year period as realizable compensation using the following three (3) performance measures: (i) ROIC; (ii) EBIT growth; and (iii) total shareholder return (TSR). Two of these measures (ROIC and EBIT growth) were selected because they are used in the Company’s short-term and/or long-term incentive plans and were considered by Pay Governance to be reasonable indicators of Company performance. The Company’s percentile ranking for each performance measure relative to the peers was averaged to form a composite performance ranking.

Over the three-year period, our CEO’s realizable compensation ranked in the first quartile of the peer group while our composite performance also ranked in the first quartile of the peer group. This means that our CEO’s realizable compensation is positioned well below the middle of the peer group but our performance was also ranked below the middle of the peer group. The Compensation Committee observed that the relatively low positioning of realizable compensation (i.e., below the 25th percentile) was attributable to the following factors:

•	During Fiscal 2009, the Compensation Committee reduced the CEO’s base salary by 15% and did not award a performance cash bonus under the annual incentive plan.

•	The Company’s performance for the Fiscal 2008 through Fiscal 2010 performance period failed to meet the threshold performance criteria underlying the long-term incentive cash awards for that period and, therefore, resulted in no payout to executives (including the CEO) with respect to such awards.

•	The long-term incentive cash performance plan was eliminated for the Fiscal 2010 through Fiscal 2012 performance period due to the impact of the economic recession.

•	At the time of the analysis, stock options granted during Fiscal 2008 and Fiscal 2009 were underwater, resulting in no intrinsic value to the CEO.

Based on this analysis and the above observations, the Compensation Committee is satisfied with the alignment of our CEO’s realizable compensation with the performance of the Company. The chart below provides an illustration of this realizable pay-for-performance analysis over the three-year period from Fiscal 2008 through Fiscal 2010.

Pay-for-Performance Alignment

Variable Compensation and Promotion of a Long-Term Perspective

We increase the variable component of compensation for our executives as they progress through our management levels and adjust the ratio of short-term to long-term compensation to promote accountability and a long-term perspective. We structure our executive compensation program so that the proportion of variable vs. fixed compensation increases as the role and responsibility of the executive increases. We think this is appropriate because the executives are best positioned to be able to affect the Company’s performance, and therefore they should receive a substantial portion of total compensation value in the form of long-term incentives that measure and reward Kennametal’s performance over a period of greater than one year. The table below illustrates that the actual percentage of variable pay relative to total compensation depends on the executive’s position within the Company. Generally speaking, the higher an executive’s position within the Company, the greater the proportion of pay that is linked to Company performance and shareowner returns. Similarly, as an executive rises to positions of greater responsibility within our Company, short-term compensation begins to decrease proportionally and long-term compensation represents a greater proportion of total compensation.

The following chart summarizes the breakout of fixed versus variable compensation and short-term versus long-term compensation paid to our NEOs in Fiscal 2011.

	Fixed vs. Variable Breakout		Short-Term — Long-Term Breakout
		% of Annual
	% of Annual	Compensation	% of Short-Term	% of Long-Term
Title	Compensation Fixed	Variable	Compensation	Compensation

Chairman, President and CEO	21	79	45	55
Vice President and CFO	28	72	50	50
Vice President, Integrated Supply Chain & Logistics	32	68	54	46
Vice President & President, Business Groups	39	61	68	32
Vice President, Chief Marketing Officer	41	59	64	36

Competitive Compensation

Pay Positioning Relative to Market — Benchmarking.

When we make compensation decisions, we compare the compensation paid to our executive officers to the compensation paid to similarly-positioned executives at other companies to gain a general understanding of current market compensation practices for these positions. Specifically, we benchmark total compensation levels and certain of the individual elements of our compensation packages (mainly base salary, annual incentives (together, “total cash compensation”)) and long-term incentives (together with total cash compensation, “total direct compensation”) to both published survey data of comparable companies and to a custom peer group of public companies within the manufacturing industry. Benchmark data is part of the external information we consider when designing and executing our compensation programs.

Pay Governance, the Compensation Committee’s compensation consultant, assists the Compensation Committee in its benchmarking efforts. Pay Governance collects compensation data for our peer group companies from available sources, including, in most cases, the executive compensation data included in the most recently available annual proxy statement for each company. Pay Governance can also provide survey data representing industry-specific and general industry companies included in the Towers Watson and Mercer executive compensation databases. Pay Governance, in consultation with management, provides the Compensation Committee with the results of its benchmarking efforts on an annual basis. The benchmarking data helps us assess the competitiveness of our executives’ compensation compared to that of other executives at our peer companies and in the broader market. We also use the data to help ensure proper alignment between executive and shareowner interests, and to assess compensation versus Company performance.

When we evaluate our compensation structure, we compare the target range for total direct compensation, the mix of compensation components and the allocation of those components in our executives’ individual compensation packages against benchmark data. Each year, we evaluate the total cash compensation and total direct compensation we provide to our executives against the benchmark data to determine whether our compensation structure accurately reflects our goal of providing compensation at approximately the median level within our peer group and industry. We analyze both target compensation opportunities as well as the actual compensation paid to our executives. The Compensation Committee considers this information, along with data provided by Pay Governance and Company and individual performance factors when it sets compensation levels.

We use the same custom peer group for compensation purposes as we do for comparing our financial performance. We periodically review our peer group to ensure that the peer companies continue to be appropriate comparisons for performance purposes and for compensation purposes. Many of the companies in our current peer group are included because they are similar to Kennametal in terms of revenue, market capitalization, operational scope, or organizational complexity. While some of the peers are smaller than we are, others are larger. Nevertheless, we include these companies to help us understand the effect size and complexity has on compensation levels and designs.

The following companies comprised our peer group for both performance and compensation purposes for Fiscal 2011:

• Allegheny Technologies Incorporated	• Harsco Corporation
• Ametek Inc.	• Joy Global Inc.
• Barnes Group Inc.	• Lincoln Electric Holdings, Inc.
• Carpenter Technology Corporation	• Pall Corporation
• Crane Co.	• Parker-Hannifin Corporation
• Donaldson Company, Inc.	• Pentair, Inc.
• Dresser-Rand Group Inc.	• Sauer-Danfoss, Inc.
• Flowserve Corp.	• Teleflex Incorporated
• Greif Inc.	• The Timken Co.

How Compensation Decisions Are Made

Role of the Compensation Committee and CEO in Determining Executive Compensation.

The Compensation Committee is responsible for designing and implementing our executive compensation programs, evaluating executive performance, including that of the Chairman, President and CEO, and overseeing the development of executive succession plans. All of the members of our Compensation Committee have been deemed by our Board to be independent. The Compensation Committee solicits information from our management and from its compensation consultant during the compensation-setting process, but it is the Compensation Committee that ultimately sets and approves compensation for our CEO and all other executives.

The Compensation Committee uses substantially the same process for determining CEO compensation as it uses for determining the other executive officers’ compensation. Each year, the Compensation Committee reviews all components of compensation for the CEO and for each of our other executives over the course of several regularly-scheduled meetings from April to July. Final compensation decisions are made in July for the current fiscal year. The Compensation Committee is assisted in its review by members of management, the human resources department, and its compensation consultant.

In keeping with our compensation philosophy, the Compensation Committee considers three main categories of information with respect to each executive: (i) individual performance; (ii) Company performance; and (iii) market data. The Compensation Committee evaluates each executive’s current compensation and solicits input from management on the executive’s future potential, performance for the year, leadership skills, and contribution to the Company’s performance. The Compensation Committee also considers factors relating to the Company, such as our overall performance and achievement of specific strategic and operational initiatives. Finally, the Compensation Committee assesses the market competitiveness of each executive’s total compensation package.

CEO Compensation.  The Compensation Committee meets with the CEO each year in July (the beginning of our fiscal year) to set the CEO’s performance goals (both individual and Company objectives) for the fiscal year. These goals are then reflected in the CEO’s individual performance plan for the year. The CEO periodically reports on his progress with respect to his performance goals at Compensation Committee meetings throughout the year. At the end of the year, the Compensation Committee evaluates, in consultation with the Lead Director and the rest of the non-management directors or the Board generally, as it deems necessary or appropriate, the CEO’s performance against the goals included in his performance plan for the year and determines and approves the CEO’s compensation, either as a committee or together with the other independent directors (as directed by the Board), based in part on his achievement of those goals and in part on the Company’s performance, while taking in to account the overall objectives of our compensation program. The Compensation Committee also considers the compensation being paid to other chief executive officers at similarly situated companies in making compensation decisions affecting the CEO.

Other Executives’ Compensation.  Each year in August, each of our other executives must also develop an individual performance plan for the fiscal year (with goals that align with the CEO’s objectives, and include individual and Company objectives). These plans are discussed with and approved by the CEO and the executives report to the CEO on their progress towards the achievement of the goals set forth in their plans periodically throughout the year. At the end of the year, the CEO and the Compensation Committee together assess the performance of our other executives. Based upon these evaluations and recommendations from the CEO, the Compensation Committee determines the other executives’ compensation. The other executives do not play a role in the determination of their compensation, other than discussing individual performance objectives and achievements with the CEO.

Role of the Compensation Consultant.

During Fiscal 2011, the compensation consulting team from Towers Watson which had been advising the Compensation Committee, separated from Towers Watson and joined a newly-formed compensation consulting firm, Pay Governance. At its July 2010 meeting, the Compensation Committee approved the retention of Pay Governance to perform the services previously provided by Towers Watson. This transition became effective September 2010. Pay Governance provides no other services to the Company.

The role of the compensation consultant is to make sure the Compensation Committee has the objective information and expertise necessary to make informed decisions that are in the best long-term interests of our business and shareowners. The compensation consultant also keeps the Compensation Committee informed as to compensation trends and developments affecting public companies in general and our industry in particular. The Compensation Committee solicits advice and counsel from Pay Governance on all matters related to executive compensation design and delivery. Specifically, Pay Governance provides the following types of services to the committee:

•	Competitive data and benchmarking analytics for all components of pay for executive officers (including the CEO)

•	Equity dilution, value sharing, and performance assessment analyses relative to peers

•	Compensation program analysis, redesign considerations, and recommendations

•	Tax, accounting, regulatory, and other compensation-related education

•	Individual pay considerations for the CEO, as well as executive officer promotions and new hires

•	Review of compensation plan payouts for the CEO and executive officers

•	Assessment of risk regarding compensation policies and practices

•	Assessment of pay-for-performance alignment

•	Proxy statement review and recommendations

A Pay Governance consultant attends most Compensation Committee meetings and may attend executive sessions at the request of the committee. Consultants from Pay Governance also collaborate with our management team for purposes of meeting planning, program design and analysis and other logistics, but all executive compensation-related services performed by Pay Governance are ultimately at the direction of the Compensation Committee.

The Compensation Committee reviews the fees and performance of its consultant each year and provides feedback as necessary. The Compensation Committee has the authority to terminate the relationship with its consultant at any point in time.

Components of our Executive Compensation Program

Throughout this discussion of the components of our executive compensation program, we provide commentary on the factors that the Compensation Committee considers when it engages in the compensation setting process, which is a very disciplined process that is applied consistently for our CEO and all other executives. We provide a general overview of the process that is followed for all executives with respect to each compensation component.

Base Salary

Base salary is the fixed element of our executives’ annual compensation. We pay it to provide a competitive level of fixed income for our executives. We target base salary levels for each position at median pay levels for similar positions in the market. The amount of base salary an executive receives depends primarily on the salary band within which his or her position lies. The actual level of base salary an executive ultimately receives, however, depends upon an annual evaluation of the executive based on certain objective and subjective factors. Objective factors include the executive’s level of responsibility, skills and training, accomplishment of the goals set forth in such person’s annual individual performance plan, and, for newer executives, prior experience. Subjective factors include the Compensation Committee’s assessment of the executive’s future potential and individual contributions. The Compensation Committee evaluates the CEO with input from the Lead Director and the other non-management Board members as noted above. The CEO evaluates each of the executives who report directly to him. Both objective and subjective factors are considered, as relevant, and the CEO makes recommendations to the Compensation Committee for changes to base salary during the annual compensation setting process. The Compensation Committee evaluates the CEO’s and other executives’ base salary on an annual basis, and may make changes in its discretion as part of the broader compensation setting process.

In setting the NEOs’ base salaries for Fiscal 2011, the Compensation Committee considered all of the factors described above for each executive as well as an examination of the market data.

Base Salary Decisions for Fiscal 2011

In July 2010, the Compensation Committee reviewed base salary levels, the applicable market data and the individual factors noted above and approved merit increases for Fiscal 2011 for each of our NEOs as follows: Mr Cardoso: 4.7%, Mr. Simpkins: 2.7%, Mr. Tucker: 3.1%, Mr. Weihl: 21.8% (increase reflects adjustment for change in responsibilities which came with Mr. Weihl’s promotion to Vice President, Integrated Supply Chain and Logistics), and Mr. Jacko: 3.0%.

In addition to the changes to base salaries approved by the Compensation Committee at its July 2010 meeting, Mr. Tucker’s base salary was increased from $335,000 to $400,000, effective December 8, 2010, and Mr. Jacko’s base salary was increased from $350,000 to $375,500, effective June 1, 2011. Mr. Tucker’s adjustment was made to reflect the change in responsibilities associated with his promotion from Vice President, Chief Technology Officer to Vice President & President, Business Groups. Mr. Jacko’s adjustment was made to address competitive market conditions.

Base Salary Decisions for Fiscal 2012

In July 2011, the Compensation Committee approved base salary increases for Fiscal 2012 for each of the NEOs as follows: Mr. Cardoso: 4.0%, Mr. Simpkins: 4.4%, Mr. Tucker: 6.5%, Mr. Weihl and Mr. Jacko: 0%.

Annual Incentives

Overview of Management Performance Bonus Plan (Prime Bonus Plan).  The Management Performance Bonus Plan, which we refer to as the “Prime Bonus Plan,” is a shareowner-approved, formula-based, pay-for-performance annual cash incentive plan. The Prime Bonus Plan is the main vehicle we use to reward participants for their contributions to strong annual business performance. The purpose of the Prime Bonus Plan is to motivate participants to help the Company to achieve shorter-term financial goals, which are designed to create sustainable shareowner value, and to reward them to the extent we achieve those goals. All of our executives, our senior management team members, and certain of our key employees participate in the Prime Bonus Plan.

Bonuses under the Prime Bonus Plan are determined according to the following formula:

Target Bonus Amount x Achievement of Performance Goals x Modifier = Prime Bonus Award

The following table presents the possible payouts under the Prime Bonus Plan at different levels of performance:

	Below Threshold	Threshold	Target	Maximum

Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

With respect to each performance goal, no bonus is awarded if actual performance is less than 80% of the performance goal. Under the terms of the Prime Bonus Plan, the Compensation Committee makes the same adjustments for non-recurring or unusual items in determining whether performance goals have been met as we make to our financial results as reported to our shareowners.

Target Bonus Amounts.  Individual target bonus amounts are based on a combination of individual factors and market-competitive data and are established as a percentage of base salary. Consistent with our executive compensation philosophy, individuals with greater job responsibilities have a greater proportion of their total cash compensation tied to Company performance through the Prime Bonus Plan. Each year, the Compensation Committee sets target bonus amounts for our CEO and other executives based on recommendations from our management and the CEO (except with respect to his own target bonus) and its own evaluation of the competitiveness of each executive’s compensation package based on input from its compensation consultant.

Performance Goals.  We link Prime Bonus opportunities directly with Company performance, business unit performance and the maximization of shareowner value. Each executive is assigned performance goals at the beginning of the fiscal year based upon the performance goals of the Company that are approved by the Board. The Board approves the goals for overall Company performance based upon management’s financial and strategic plans.

Once the Board has approved the performance goals for the Company, the Compensation Committee reviews and approves the bonus structure and individual goals for the CEO and all other executive officers. To ensure alignment with our shareowners’ interests, the Compensation Committee assigns the CEO both quantitative and qualitative goals that are aggressive, designed to stretch performance, and will significantly impact the growth or improvement of a business unit or our Company. For each of the other executives, the Compensation Committee, with the input of the CEO, sets performance objectives that it considers achievable but that require personal performance and stewardship appreciably above the plan levels for the coming year. These performance goals vary by executive, are weighted and combine performance of the individual, the Company and the particular business unit or function for which the executive has responsibility.

The Prime Bonus Plan for Fiscal 2011 was generally designed such that a certain percentage of a participant’s bonus opportunity (usually 70%) was based upon the performance of the participant’s specific function, business unit and/or region/sub-region, and an additional percentage (usually 30%) on the performance of the Company. In this manner, the majority of a participant’s bonus opportunity is linked directly with results that he or she is best positioned to impact, yet a significant portion of the bonus opportunity still links to the Company’s performance. Certain of our executives are not assigned to any one particular business unit, however. The bonus opportunities for each of our NEOs are described in the “2011 Prime Bonuses” section below.

Modifier.  At the outset of each fiscal year, the Compensation Committee may or may not select a key initiative to use as a modifier in the calculation of Prime Bonus amounts for that year. The calculated Prime Bonus amounts are then adjusted based upon the level of performance with respect to that key initiative. There was no modifier applied to the 2011 Prime Bonus.

Individual Performance.  At its July meeting each year, the Compensation Committee reviews each executive officer’s achievement of his performance goals for the previous year and approves any corresponding amounts to be paid under the Prime Bonus Plan. In connection with Prime Bonus determinations, the Compensation Committee considers the individual performance of the executive and the recommendations of the CEO (for all other executives). The Compensation Committee has the discretion to adjust downward the calculated Prime Bonuses for our executives in the course of its review.

2011 Prime Bonuses.

Changes to 2011 Prime Bonus Program.

The Compensation Committee made several changes to the general design of the Prime Bonus program for Fiscal 2011, mainly to align the program with our new operating structure. The 2011 Prime Bonus program funded at target with the accrual being adjusted accordingly throughout the year. The payout curve remained the same for participants in Fiscal 2011 as it did in Fiscal 2010. Corporate performance goals were based on three measures: (i) Sales Growth (35% weight), (ii) EPS (40% weight), and (iii) ROIC (25% weight). Individual goals for the 2011 awards related to corporate performance for all participants, but for Mr. Wiehl also included goals related to our ISCL business unit.

2011 Target Bonus Amounts.  For 2011, the Compensation Committee approved target bonus amounts for our NEOs as follows:

Name	Target Bonus Amount as a Percentage of Base Salary

Carlos M. Cardoso	120%; (90% based upon the Company’s overall financial goals, as provided under Mr. Cardoso’s amended employment agreement, and 30% based upon Mr. Cardoso’s achievement of specified strategic goals and initiatives)
Frank P. Simpkins	75%
Philip H. Weihl	70%
John R. Tucker	75%
John H. Jacko Jr.	55%

2011 Company Performance Goals.  At its July 2010 meeting, the Board established corporate performance goals for the Company of: Sales Growth ($241.0 million), EPS ($2.00) and Adjusted ROIC, a non-GAAP financial measure, (10.3%). At the time it set these goals, the Board considered the targets to be challenging for the Company, but achievable if the financial and strategic plans of the Company were well executed. These goals were then used by the Compensation Committee when it reviewed and approved performance measures and target goals for each of our executives.

Adjusted ROIC is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, noncontrolling interest expense and special items, divided by the sum of the previous five quarters average balances of debt and total equity. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income.

2011 Performance Goals for the NEOs.

Carlos M. Cardoso — Chairman of the Board, President and CEO

Performance goals for Mr. Cardoso were based on the financial and strategic plans for the Company. Mr. Cardoso’s 2011 Prime Bonus opportunity was composed of two components:

•	Component (1) related to the Company’s performance and was based solely upon the corporate performance goals (bonus opportunity of 90% of base salary) described above; and

•	Component (2) related to Mr. Cardoso’s individual performance and was based upon his achievement of certain strategic and operational goals and initiatives set by the Compensation Committee in July 2010 (bonus opportunity of 30% base salary), including restructuring initiatives (10% weight), technology development and positioning (5% weight), global expansion and growth in emerging markets (5% weight), global talent development and succession planning for critical positions (5% weight), Environmental, Health and Safety (EHS) initiatives (2.5% weight) and stewardship of certain employee initiatives (2.5% weight).

Generally, the achievement of Mr. Cardoso’s individual performance goals were to be rewarded proportionally for performance between 80% and 100% of the target goals. At the time they were put in place, the Compensation Committee considered these performance objectives strategically important and aggressive, but achievable with concentrated effort and focus by Mr. Cardoso.

Frank P. Simpkins — Vice President and CFO
John R. Tucker — Vice President & President Business Groups; and
John H. Jacko Jr.  — Vice President & Chief Marketing Officer

Messrs. Simpkins, Tucker and Jacko were not assigned to one particular business unit in 2011, which means that their Prime Bonus opportunity was based fully on performance results at the corporate level (100% of Prime Bonus opportunity). Performance goals were set for these executives based on the corporate performance goals described above. At the time they were put in place, the Compensation Committee considered these performance objectives strategically important and aggressive, but achievable with concentrated effort and focus by the executive.

Philip H. Weihl — Vice President, Integrated Supply Chain and Logistics

In 2011, Mr. Weihl’s Prime Bonus opportunity was based partly on performance results at the corporate level (50% of bonus opportunity) and partly on the performance results related to EBIT, a non-GAAP financial measure, of our ISCL business unit (50% of bonus opportunity). At its July 2010 meeting, the Board established an EBIT performance goal for our ISCL business unit of $140.26 million. At the time they were put in place, the Compensation Committee considered these performance objectives strategically important and aggressive, but achievable with concentrated effort and focus by Mr. Weihl.

EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. EBIT is calculated as net income plus interest and taxes. Kennametal adjusted EBIT for 2011 for minority interest expense, interest income and special items

2011 Performance

Prime Bonuses for 2011.  As calculated, the Prime Bonus program paid out at 200% of target for 2011 for those executives with 100% weighting on the corporate measures discussed above. This includes Messrs. Cardoso, Simpkins, Tucker and Jacko. This level of payout was earned because actual performance for 2011 exceeded the maximum performance goals for the period (see “Highlights of Kennametal’s Fiscal 2011 Performance and Links to our Performance-Based Awards” section of this CD&A for a discussion of the Company’s performance with respect to these goals). However, the actual Prime Bonus paid to Mr. Weihl was 166.3% due to his metric being based 50% on Kennametal performance results and 50% on ISCL EBIT results (for which target was exceeded but maximum was not achieved). Actual ISCL EBIT results were determined by the Board to be $131.12 million for Fiscal 2011. The following tables show the performance achieved and the amount of Prime Bonus compensation received in 2011 for each of our NEOs.

Carlos M. Cardoso

Corporate Performance
Goals% Achieved			Strategic Performance Goals % Achieved (weighted)
Sales			Restructuring		Global	Talent		Employee	Prime Bonus
Growth	EPS	ROIC	Initiatives	Technology	Expansion	Development	EH&S	Initiatives	Earned ($)

186.2	148.0	143.7	X	X	X	X	X	X	1,844,991

Named Executives other than Carlos M. Cardoso and Philip H. Weihl

		Corporate Performance		Prime
		Goals % Achieved		Bonus
Named Executive Officer	Sales Growth	EPS	ROIC	Earned ($)

Frank P. Simpkins	186.2	148.0	143.7	675,000
John R. Tucker	186.2	148.0	143.7	600,000
John H. Jacko Jr.	186.2	148.0	143.7	412,500

Philip H. Weihl

Aggregate Business
	Corporate Performance		Unit Performance		Prime
	Goals % Achieved		Goals % Achieved		Bonus
Named Executive Officer	Sales Growth	EPS	ROIC	EBIT	Earned ($)

Philip H. Weihl	186.2	148.0	143.7	106.5	407,435

Changes for 2012 Prime Bonus Program.  The Compensation Committee made several minor changes to the design of the Prime Bonus program for 2012. The awards granted under the 2012 Prime Bonus program will be funded at target and the accrual will be adjusted accordingly throughout the year. The payout curve and target opportunities will remain the same for participants. Corporate performance goals will continue to include Sales Growth (35% weight), EPS (40% weight), ROIC (20% weight) and a new metric, On Time Delivery (5% weight), will be added. Additionally, performance against a Safety Recordable Incidents target will be introduced for 2012 and serve as a modifier capable of influencing the final award size by +/- 10%. The Compensation Committee believes the introduction of the On Time Delivery metric and Safety Recordable Incidents modifier will reinforce a 100% safety mindset among the Company’s leaders. Mr. Cardoso’s award opportunity was also adjusted for Fiscal 2012 such that 100% of his award will be based upon the corporate performance goals and 20% will be based upon Mr. Cardoso’s achievement of specified strategic goals and initiatives. The payout of the 2012 Prime Bonus program awards are subject to shareowner approval of the Kennametal Inc. Management Performance Bonus Plan (see “Proposal III — Reapproval of the Kennametal Inc. Management Performance Bonus Plan” section of this proxy statement).

Long-Term Incentives

Overview of Long-Term Incentive Programs.  Kennametal’s long-term incentives are designed to focus our employees on sustainable, long-term performance. We use these incentives because we believe they promote an ownership culture, align the interests of our employees and shareowners, and foster the long-term perspective necessary to increase shareowner value. They also aid in retention and help advance stock ownership by our employees.

All of our executives, members of senior management, and a significant number of key employees are eligible to receive long-term incentive awards under our broad-based LTI program. We use a portfolio approach to our LTI program, which includes stock options, restricted unit awards and performance unit awards. We provide more information about each of these components below. Certain of our executives participated in a one-time, strategic 4-year program called the “2008 Strategic Transformational Equity Program” (the “STEP”) which is also described below.

The Compensation Committee approves all equity and other long-term incentive awards for our executives. All long-term incentive awards, including those under the LTI and the STEP, have been granted under either the Kennametal Inc. Stock and Incentive Plan of 2002, as amended (the “2002 Plan”) or the Kennametal Inc. Stock and Incentive Plan of 2010 (the “2010 Plan”), which was approved by the Company’s shareowners at the 2010 annual meeting. We have not granted any awards under the 2002 Plan since our 2010 annual meeting, when shareowners approved the 2010 Plan, and may not grant any future awards under this plan. The 2002 Plan provided and the 2010 Plan provide for the granting of nonstatutory and incentive stock options, restricted stock awards, stock unit awards, and other types of incentive awards.

Target Long-Term Incentive Award Amounts.  Each year the Compensation Committee establishes target LTI opportunities for each of our executives based on peer group proxy data and survey data provided by its compensation consultant. LTI opportunities are determined on an individual basis based on the executive’s performance and career potential (individual factors). The Compensation Committee also takes into account what our peers are providing in terms of long-term compensation for similarly-situated executives (external factors). The Compensation Committee sets target LTI opportunities for our executives for the relevant 3-year cycle at its meeting in July of the each year.

2011 LTI Decisions

The following table shows the target level LTI opportunities set for each of our NEOs under our LTI program for Fiscal 2011:

Name	Long-Term Incentive Opportunity

Carlos M. Cardoso	$3,600,000 target opportunity
Frank P. Simpkins	$800,000 target opportunity
Philip H. Weihl	$500,000 target opportunity
John R. Tucker	$500,000 target opportunity
John H. Jacko, Jr.	$425,000 target opportunity

In August 2010, eligible executives received 20% of their 2011 LTI value in restricted units (time vested); 30% of their LTI value in stock options (time vested and expiring in 10 years); and 50% of their LTI value in performance units (each of which are described below).

Timing of Equity Grants.  The Compensation Committee grants equity-based awards to our executives on both an annual and an as-desired basis. We do not have any program, plan or practice to time annual or ad hoc grants of equity-based awards in coordination with the release of material non-public information or otherwise.

•	Annual Grants. We generally make LTI grants to our NEOs and other senior management on a once-a-year basis. As part of its standing agenda, the Compensation Committee makes annual grants of equity-based awards to our executives at its regularly scheduled meeting in July of each year. The dates for these meetings are typically scheduled two years in advance. Since 2007, the grant date for annual awards has been August 1 of each year.

•	Special or One-Time Grants. The Compensation Committee retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new officer, for recognition or retention purposes, or otherwise.

Stock Option Awards.  We use stock option awards to align the interests of our employees with those of our shareowners and focus our employees on delivering superior total shareowner return over the long term (10 years). Under the 2002 Plan and the 2010 Plan, the exercise price for a stock option award may not be less than the fair market value of our shares at the time the option is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date. Stock option grantees can only profit from stock option awards if our stock price increases over time; conversely, grantees receive no value if our stock price decreases. We typically grant stock option awards to our executives annually as part of our broader LTI program, but occasionally we grant special stock option awards, either alone or in connection with other awards, to employees for attraction, retention or recognition purposes. Vesting schedules for our stock option awards vary according to the purpose for which they are granted. Awards granted under the LTI typically time vest at the rate of one-fourth per year over four years. A stock option award granted for attraction purposes, upon hiring, or for special recognition purposes may have a different vesting schedule (for example, 50% may vest on the second anniversary of the grant date, and 25% each year thereafter). In every case, the stock option awards help further our retention objective as any unvested portion is forfeited if an executive voluntarily terminates employment. Stock option awards expire ten years from the date of grant, which we believe helps to promote the long-term perspective that is key to our growth and success. Both the 2002 Plan and the 2010 Plan prohibit the repricing of stock options and do not contain a full reload feature.

The number of shares underlying the stock options awarded to each NEO in Fiscal 2011 was determined by dividing 30% of the total target LTI opportunity value by the compensation value of the option on the grant date (essentially using the assumptions disclosed in the notes to our consolidated financial statements for our 2011 Form 10-K, but considering the full term of the option (10 years)).

Restricted Unit Awards. Prior to 2010, we granted restricted stock awards as part of our LTI program, but we have transitioned to grants of restricted unit awards for ease of administration and compliance purposes. We grant restricted unit awards because we believe they build ownership in the Company and serve to promote the retention of our employees, thereby aligning the interests of our employees and our shareowners. As is the case with stock option awards, we typically grant restricted unit awards annually to our executives as part of our broader LTI program, but we sometimes make these grants for other purposes. For example, we may grant these awards to attract new talent or to recognize or motivate our employees. Like stock option awards, restricted unit awards granted under the LTI typically vest at the rate of one-fourth per year over four years. Also similar to our stock option awards, the vesting schedules may differ depending on the reasons for the grant of restricted units. We believe that restricted unit awards help promote our retention efforts in that any unvested portion of a restricted unit award is forfeited if an executive voluntarily terminates his or her employment with us.

The number of restricted units awarded to each NEO in Fiscal 2011 was determined by dividing 20% of the total target LTI opportunity value by the fair market value of our stock on the last trading day prior to the grant date.

Performance Unit Awards. For certain of our executives, including our NEOs, the Compensation Committee approved an annual grant of performance units for Fiscal 2011. These awards are performance-based and can only be earned by achieving certain levels of EBIT margin goals established by the Compensation Committee. The Compensation Committee has established specific EBIT margin goals for the fiscal years 2011, 2012 and 2013 to which one-third of the performance units may be earned each year. Goals have been established at threshold, target and maximum award levels for each year. Performance units earned are subject to an additional service condition that requires the executive to be employed by us at the payment date following the 3-year performance period (which for the awards granted in August 2010 means August 2013). The table below presents the EBIT margin goals for the first tranche of the performance unit awards granted in August 2010:

Performance Level	FY 2011

Maximum	12.87%
Target	11.70%
Threshold	9.36%

The following table presents the possible payouts for performance unit awards at different levels of performance:

	Below Threshold	Threshold	Target	Maximum

Performance (As a Percentage of	Less than 80%	80%	100%	110% or Greater
Achievement of Performance Goal)
Payout (As Percentage of Target Bonus	0%	50%	100%	200%
Amount)

Performance goals at the threshold level have been established for each year to reflect 80% of the target goal while performance goals at the maximum level have been established for each year to reflect 110% of the target goal. Units earned for achieving the threshold goal will equal 50% of the target shares for the given year while shares earned for achieving the maximum goal will equal 200% of the target shares for the given year. Shares earned for achievement of the target goal will equal 100% of the target share for the year.

Performance Units Earned for the 2011 Performance Period.  At its meeting in July of 2011, the Compensation Committee determined that the EBIT margin goals for Fiscal 2011 had been achieved at 14.1%, the maximum performance level. As a result, the Compensation Committee determined that the performance units had been earned at 200% of the Target amount. As explained above, these performance units will continue to be subject to a service condition that requires the executive to be employed by us at the payment date following the 3-year performance period. The table below sets forth the number of performance units deemed by the Compensation Committee to have been earned by each of the NEOs for Fiscal 2011.

Performance Units Earned
Name	for the 2011 Performance Period

Carlos M. Cardoso	44,626
Frank P. Simpkins	9,916
Philip H. Weihl	6,198
John R. Tucker	4,028
John H. Jacko, Jr.	4,028

Cash LTIP Awards.  In the past we granted contingent, long-term incentive cash awards (which we refer to as “Cash LTIP” awards) under our 2002 Plan to our executives and to other key employees. We have not granted these awards since 2009 and do not intend to grant them in the future, based on our transition to the granting of performance units awards.

Results for 2009 — 2011 Cash LTIP Awards.  In July 2008, the Compensation Committee granted Cash LTIP awards for fiscal years 2009-2011, payable in August 2011, if the Company achieved specified performance goals. Performance goals for the 2009-2011 LTIP cycle were based upon EPS (the three year plan goal for cumulative EPS was $11.07) and ROIC (the three year plan goal, as measured at the end of the three-year measurement period, which was June 30, 2011, was 14.2%). At its July 2011 meeting, the Compensation Committee determined that the EPS metric result was $4.78 for the applicable period and the ROIC metric result was 14.8% for the applicable period. Based on these results, the Compensation Committee determined that the award would pay out at 60.6%, resulting in payments to the NEOs as set forth in the table below:

Name	2009 — 2011 LTIP Award Payouts ($)

Carlos M. Cardoso	666,197
Frank P. Simpkins	242,254
Philip H. Weihl	70,556
John R. Tucker	—
John H. Jacko, Jr.	196,831

Strategic Transformational Equity (STEP) Program.  In 2008, the Compensation Committee approved a special, long-term program under the 2002 Plan called the 2008 Strategic Transformational Equity Program (the “STEP”). The STEP was designed to propel the Company to superior levels of performance that, if achieved, would have provided an opportunity for premium compensation to participants and a significant return to our shareowners. The STEP had a retention component as well, because the awards are generally forfeited if a participant terminates his employment with the Company during the four-year period that began October 1, 2007 and ends September 30, 2011 (the “STEP Performance Period”). Each STEP participant was awarded a certain number of stock units under the STEP (the “Units”); the Units were granted at the maximum level. In general, Units could be earned if certain performance conditions were met at certain measurement dates during the Performance Period.

Performance Conditions.  The STEP awards were broken down in to two components with thirty five percent (35%) of the total number of Units which a participant could earn based on our total shareowner return at the measurement dates and sixty five percent (65%) of the total number of Units which a participant could earn based on our cumulative adjusted earnings per share on the same measurement dates (these conditions are referred to in this discussion as the “STEP Performance Conditions”). The STEP Performance Conditions were designed to require exceptional financial performance during the STEP Performance Period.

Payout under the STEP.  The payment of any Units earned under the STEP is also conditioned upon the participant being employed by us on the payment date, subject to certain limited exceptions (such as death and disability). According to current projections, we do not expect the STEP Performance Conditions to be satisfied. As a result, we do not believe that there will be a payout under the STEP.

Changes for 2012 LTI Program.

The following table shows the target level LTI opportunities set for each of our NEOs under our LTI program for 2012:

Name	Long-Term Incentive Opportunity

Carlos M. Cardoso	$3,850,000 target opportunity
Frank P. Simpkins	$800,000 target opportunity
Philip H. Weihl	$500,000 target opportunity
John R. Tucker	$500,000 target opportunity
John H. Jacko, Jr.	$425,000 target opportunity

At its July 2011 meeting, the Compensation Committee approved LTI awards to be granted to executives in early August 2011 in substantially the same form and design as those granted in August 2010. These awards consisted of time vesting restricted units (representing 20% of the LTI award), stock options (representing 30% of the LTI award) and performance share units (representing 50% of the LTI award).

With respect to the performance unit awards granted by the Compensation Committee at its July 2011 meeting, the Compensation Committee established specific EBIT margin goals for the fiscal years 2012, 2013 and 2014 to which one-third of the original performance units may be earned each year. Goals have been established at threshold, target and maximum award levels for each year. Performance units earned are subject to an additional service condition that requires the executive to be employed by us at the payment date following the 3-year performance period (which for the awards granted in July 2011 means July 2014).

The following table presents the possible payouts for performance unit awards at different levels of performance:

	Below Threshold	Threshold	Target	Maximum

Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	Greater than 110%
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

Special Recognition, Attraction and Retention Awards

On a limited and selective basis, we sometimes pay additional compensation to our employees in the form of special recognition, attraction or retention awards. For example, we may provide a special award to an individual to reimburse him/her for compensation he/she would forfeit by terminating previous employment, or to recognize contributions to a critical strategic initiative.

Employees at all levels of the Company are eligible to receive special awards. We may provide awards in the form of cash bonuses, equity awards, or via a mixture of cash and equity awards, in each case depending on the reason for the bonus. The amount of any special recognition or retention award depends on the reason it is being granted. The Compensation Committee must approve any special awards for our executives. There were no awards of this nature made to any NEOs during Fiscal 2011.

Retirement Programs

We maintain both qualified and non-qualified defined benefit retirement plans that are designed to work together to provide retirement pay to our executives. We provide pension and retirement benefits as part of our broader executive compensation program to attract and retain our executives.

Qualified Plans.  We maintain two principal qualified retirement plans for substantially all U.S. employees, including our executive officers. The Retirement Income Plan (“RIP”) is a defined benefit pension plan. As of December 31, 2003, the RIP was frozen for non-grandfathered participants and is no longer offered to new employees. None of our NEOs were grandfathered under the RIP. The Thrift Plus Plan (“TPP”) is a defined contribution or “401(k)” plan in which all of our executives participate.

Non-Qualified Plans.  We maintain two non-qualified retirement plans for our executives. Certain of our executives participate in the Supplemental Executive Retirement Plan (“SERP”), which provides for monthly payments for a participant’s lifetime. Under the SERP, there is no right to payments if a participant leaves the Company before age 56; beginning at age 56, benefits in the SERP vest 20% per year until the age of 60, when benefits become 100% vested.

In 2007, the Compensation Committee replaced the SERP with the Executive Retirement Plan (“ERP”). Only those executives for whom vesting under the SERP had commenced as of December 31, 2006 continue to participate in the SERP. None of the NEOs participate in the SERP. Executives who were not vested under the SERP, including all of our NEOs, participate in the ERP, which provides for a lump sum payment of benefits to a participant upon termination (but only to the extent the executive has vested under the plan).

The amount payable under each retirement plan for each NEO is determined by the plan’s benefit formula. The amount of benefits varies based upon the plan, the executive’s years of service with us, and the executive’s compensation.

Executive Benefits and Perquisites

In June 2010 management examined its approach to perquisites and recommended certain changes to the Compensation Committee. Beginning in Fiscal 2011, we transitioned from the provision of individual perquisites toward the provision of an annual fixed perquisite allowance (equal to $20,000 in the aggregate) to each executive officer (paid in two installments in June and December of each year). To promote our emphasis on the health, safety and wellness of our employees, the Compensation Committee decided to retain officer life insurance and an annual executive physical in addition to the perquisite allowance. The perquisite allowance may be used by the executive in his or her discretion for financial planning fees, business or country club memberships, or any other appropriate perquisite, and will not be grossed up for tax purposes. The perquisite allowance replaced our past practice of reimbursing executive officers for individual perquisite expense. We believe that the perquisite allowance is reasonable based on competitive market practices and gives our executives the flexibility to choose the form of benefits they receive. It also eliminates the Company’s costs of administering the perquisites program.

The perquisite allowance and other personal benefits paid to our NEOs (life insurance and executive physicals) for 2011 are listed in a supplemental table in the footnotes to the 2011 Summary Compensation Table. Other than the perquisite allowance and other personal benefits included therein, our executives have the same benefits that are generally provided to other salaried employees, including eligibility to participate in group medical and dental plans, vision, long- and short-term disability, group life insurance, accidental death and dismemberment insurance, business travel accident insurance, health care and dependent care spending accounts, qualified retirement plans, and other benefits, in accordance with the terms of the programs.

Stock Ownership Guidelines and Insider Trading Policy

We have adopted Stock Ownership Guidelines for directors, executives and key managers to effectively link the interests of management and our shareowners and to promote an ownership culture throughout our organization. We believe that stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance Company performance and increase its value. These guidelines were first adopted in 1995 and are reviewed annually by the Compensation Committee at its October meeting as a standing agenda item.

Employees have five years from the date they become subject to the guidelines to acquire the requisite holdings. The current guidelines are:

FY11
Multiple
of Base Salary
Chief Executive Officer	5X
Vice Presidents serving as Group Presidents and CFO	3X
Executive Management Council, Corporate Officers, and certain Business Unit Managers	2X
Other Key Managers	1X

Shares owned outright, restricted stock and restricted units, deferred stock credits, and shares owned in benefit plans (such as a 401(k)) count toward fulfilling the ownership guidelines.

We have an insider trading policy that prohibits executives from engaging in any transaction in our stock unless that transaction has been pre-cleared and approved. Although we generally do not mandate when executives may trade, our policy strongly encourages them to trade only during established window periods, which open 2 days after our quarterly earnings release and remain open for one month thereafter.

Employment Agreements

We have employment agreements with all of our executive officers. We have summarized the material terms of these agreements below. Mr. Cardoso’s agreement contains some modified provisions, which are identified where applicable in the summary.

General.  The agreements require our executives to devote their entire time and attention to the business and affairs of Kennametal while they are employed.

Term.  There is no predetermined term. Each executive entered into the agreement upon commencing duties as an executive officer of our Company.

Compensation.  Except as noted below, the executive officer’s base salary, size of bonus award, if any, and any other compensation for services are not specified under the agreements but rather are determined by the Compensation Committee upon the commencement of employment and assignment of the executive to a salary band. Thereafter, the Compensation Committee makes determinations regarding base salary, incentive awards, and all other components of compensation as described in this CD&A.

Mr. Cardoso’s agreement was amended December 6, 2005 to, among other things, set his primary Prime Bonus target level at 90% of his base salary. (Mr. Cardoso’s current incentive opportunities are discussed elsewhere in this CD&A and in the executive compensation tables that follow.)

Non-competition/non-disclosure.  Unless we provide prior consent in writing, if an executive voluntarily terminates his employment or we terminate his employment for cause, then for three years after the date of termination, the executive officer cannot, in any geographic area in which Kennametal is offering its services and products: (a) directly or indirectly engage in, or (b) assist or have an active interest in, or (c) enter the employ of, or act as agent for, or advisor or consultant to, any entity which is or is about to become directly or indirectly engaged in any business that is competitive with any business of the Company or any of our subsidiaries or affiliates in which the executive is or was engaged. The non-competition provisions do not apply if we terminate an executive without cause. However, in case of termination for any reason, the executive officer cannot disclose any of our confidential or trade secret information.

Assignment of Inventions.  Each executive officer must assign to us all inventions conceived or made during his employment with Kennametal.

Termination.  The executive officer’s employment may be terminated by either party at any time, for any reason or no reason at all; provided, that the Company may only terminate an executive officer’s employment with the approval and authorization of the Board.

Severance.  If, with Board authorization, we involuntarily terminate an executive officer’s employment (other than Mr. Cardoso’s) prior to a change in control and not for cause, the executive is entitled to 12 months severance in the form of salary continuation. Our executive officers are not entitled to severance under any other termination scenario outside of a change in control context.

If, with Board authorization, Mr. Cardoso’s employment is terminated by us prior to a change in control and not for cause, Mr. Cardoso is entitled to up to 24 months severance in the form of salary continuation. Severance amounts would be offset by any salary earned by Mr. Cardoso in the event he obtains other employment during that 24-month period.

Change in Control.  Under certain circumstances, the agreements provide for payments to an executive officer if his employment is terminated after a change of control. See “Termination Conditions and Arrangements” below and the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for a more detailed discussion.

Termination Conditions and Arrangements

In a non-change in control context, our employment agreement with our executives provides for severance if the executive’s employment is terminated by us without “cause.” Additional details regarding the severance provisions and potential payments to our NEOs outside of a change in control context can be found in the “Potential Payments upon Termination or Change in Control” section.

Our executive employment agreement, stock and incentive plans and certain of our retirement and post-employment plans contain change in control provisions. The change in control provisions in the executive employment agreements are applicable only for those executives that have entered into these agreements, which includes each of our NEOs. The provisions of our incentive plans and retirement plans are applicable to a broader base of our employees and include all those who participate in those plans. We include these provisions because we believe they help to align executive, Company, and shareowner interests. If we evaluate a possible transaction, we want our management to focus on the potential fit with our corporate goals and strategy and the creation of long-term value for our shareowners. We believe that change in control protections enable our management to consider corporate transactions objectively and to decide whether they are in the best interests of the Company and its shareowners without undue concern over whether the transactions may jeopardize future employment.

The change in control protections under the executive employment agreement only provide payments upon the occurrence of a “double trigger.” For severance benefits to be “triggered,” a change-in-control must take place and an executive must be involuntarily terminated by us (not for “cause”) or must leave for “good reason” or in connection with Disablity (as defined in the executive employment agreements) within 36 months following the change-in-control. For additional information concerning the change in control arrangements for our NEOs, see the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Elimination of partial excise tax gross-up in new agreements.  The Company will provide a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive’s net after-tax benefits are less than intended under the cash severance component described above. The Compensation Committee has approved the elimination of the partial excise tax gross-up provisions in all prospective executive officer employment agreements.

Recoupment of Awards and Incentive Payments

In any case where there has been an allegation of fraud or misconduct, the Board of Directors would investigate and carefully review the facts and circumstances of the alleged misconduct before determining the appropriate course of action. If, after completing its investigation, the Board were to determine that an employee or officer did engage in fraudulent behavior or misconduct, the Board would take appropriate action, which could include, among other things, termination of employment, institution of legal proceedings against the wrongdoer, or bringing the misconduct to the attention of the proper authorities. If the misconduct results in a material restatement of the Company’s financial results, then the Board, in addition to the above remedies, may also seek repayment of any bonus received for the period restated, seek repayment of gains realized as a result of exercising stock options awarded for the period restated, or cancel any outstanding stock options or other equity or incentive compensation.

The Company also incorporates restrictive covenants (prohibiting working for competitors for a period following separation from employment and disclosure of confidential or proprietary information) into the executive employment agreements, the STEP, the SERP, and the ERP. If the Board of Directors determines that a violation of any one of these covenants has occurred, it may, in its discretion, discontinue any future payments and/or take appropriate legal action to recoup amounts paid under these programs.

Tax, Accounting, and Regulatory Considerations

We consider the affect of tax, accounting and other regulatory requirements in designing and implementing compensation programs, and while these factors may impact plan designs, ultimately decisions reflect the pay strategy of the Company and the program intent.

Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2011, the payout of annual bonuses under the Prime Bonus Plan and long-term performance awards, if any, were intended to satisfy the requirements for deductible compensation.

Tools and Analytics

The Compensation Committee utilizes various tools and analytics provided by both Pay Governance and our internal management and human resources personnel to execute its duties. These tools and analyses provide internal and external context and perspective to assist the Compensation Committee with its decision making process. The Compensation Committee reviews and considers the following information, as appropriate, when making compensation decisions:

•	Total compensation tally sheets and pay histories for the CEO and executive officers

•	CEO and executive officer competitive assessments for all elements of pay

•	Pay-for-performance and value sharing assessments vs. our peer group

•	Dilution and share utilization assessments, projections and comparisons

•	Equity expense comparisons vs. our peer group

•	Incentive design and vehicle prevalence analyses

•	Internal goal setting and achievement analyses

•	Compensation policy and practices risk assessment

•	Executive retention analyses

•	Annual and long-term incentive plan performance and progress updates

•	Executive perquisite prevalence analyses

•	Other ad hoc analyses performed at the Compensation Committee’s direction

The information above is reviewed either annually or by special request of the Compensation Committee.

Compensation for Non-Employee Directors

The Nominating/Corporate Governance Committee has responsibility for the review and oversight of non-employee director compensation. The role of the Nominating/Corporate Governance Committee in this context is explained in further detail in the “Ethics and Corporate Governance” section of this proxy statement. The compensation of non-employee directors in 2011 is described more fully in the “Board of Directors Compensation and Benefits” section of this proxy statement.

Compensation Committee Report

The Compensation Committee (“we” or “the committee”) recommends an overall compensation policy to the Board, has direct responsibility for matters relating to compensation of the executive officers, advises the Board regarding management succession, and administers the Company’s equity compensation plans and deferred compensation plans. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on that review, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee

William R. Newlin, Chair
Ronald M. DeFeo
Philip A. Dur
William J. Harvey
Lawrence W. Stranghoener
Steven H. Wunning

Analysis of Risk Inherent in Our Compensation Policies and Practices

During 2011, the Compensation Committee directed our management to work with Pay Governance, its compensation consultant, to conduct a risk assessment of all of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review and a review by management of the Company’s internal controls, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee based its conclusion on a variety of factors, including the following specific aspects of the Company’s compensation practices:

•	Our annual incentive compensation program (the Prime Bonus Plan) is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company and shareowner value;

•	At the senior management and executive levels, our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our share ownership guidelines and vesting requirements; and

•	All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

Executive Compensation Tables

The Executive Compensation Tables show the compensation paid to our CEO, our CFO and the three other most highly compensated executive officers for Fiscal 2011. These individuals are our NEOs for Fiscal 2011.

2011 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Carlos M. Cardoso	2011	896,667	—	2,519,996	1,105,028	2,511,188	563,104	49,921	7,645,904
Chairman, President and	2010	784,750	—	2,440,015	668,649	1,215,773	580,437	31,271	5,720,895
Chief Executive Officer	2009	790,929	—	440,004	484,412	774,000	602,743	43,943	3,136,031
Frank P. Simpkins	2011	449,000	—	559,984	245,564	917,254	199,298	52,022	2,423,122
Vice President and Chief	2010	399,675	—	1,360,006	243,148	463,000	302,128	31,354	2,799,311
Financial Officer	2009	401,141	70,000	159,988	176,152	425,000	297,810	33,074	1,563,165
Philip H. Weihl	2011	344,522	—	350,000	153,473	477,991	321,457	51,653	1,699,096
Vice President, Integrated	2010	319,375	—	526,590	70,819	345,000	188,494	15,719	1,465,997
Supply Chain & Logistics
John R. Tucker	2011	370,876	—	227,489	99,764	600,000	231,171	61,970	1,591,270
Vice President and
President, Business Groups
John H. Jacko	2011	355,792	—	227,489	99,764	609,331	147,983	49,857	1,490,216
Vice President and Chief
Marketing Officer

Notes and Supplemental Tables to the 2011 Summary Compensation Table

(1)	Mr. Tucker’s base salary was increased from $335,000 to $400,000, effective December 8, 2010. Mr. Jacko’s base salary was increased from $355,000 to $375,000, effective June 1, 2011.

(2)	These amounts reflect the aggregate grant date fair value of stock awards granted in the fiscal years noted calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 17 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2011 for a discussion of additional assumptions used in calculating grant date fair value. The amounts included in this column for Fiscal 2011 include restricted unit awards and performance unit awards. The values included for such performance unit awards reflect the payout of such awards at target. If these awards were to be paid out at the maximum amount, the value of these awards for Messrs. Cardoso, Simpkins, Weihl, Tucker and Jacko would be $3,599,979, $799,978, $499,993, $324,993 and $324,993, respectively. For information with respect to the individual restricted unit awards and performance unit awards made for Fiscal 2011, please see the 2011 Grants of Plan-Based Awards Table.

(3)	These amounts reflect the aggregate grant date fair value of option awards granted in the fiscal years noted calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Please refer to Note 17 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2011 for a discussion of additional assumptions used in calculating grant date fair value.

(4)	These amounts are cash payments earned by the NEOs under the 2011 Prime Bonus Program and/or the 2009-2011 Cash LTIP payout, which are discussed in further detail in the CD&A section of this proxy statement. For Mr. Cardoso, the amount included in this column includes $1,844,991 earned under the 2011 Prime Bonus Program and $666,197 earned under his 2009-2011 Cash LTIP award. For Mr. Simpkins, the amount included in this column includes $675,000 earned under the 2011 Prime Bonus Program and $242,254 earned under his 2009-2011 Cash LTIP award. For Mr. Weihl, the amount included in this column includes $407,435 earned under the 2011 Prime Bonus Program and $70,556 earned under his 2009-2011 Cash LTIP award. For Mr. Tucker, the amount included in this column includes $600,000 earned under the 2011 Prime Bonus Program. For Mr. Jacko, the amount included in this column includes $412,500 earned under the 2011 Prime Bonus Program and $196,831 earned under his 2009-2011 Cash LTIP award.

(5)	These amounts reflect the aggregate increase in the actuarial present value of the NEO’s accumulated benefits under all pension plans established by us. The total expressed includes amounts that the NEO may not currently be entitled to receive because those amounts are not vested. Pension plans under which amounts may be included include the RIP, the SERP, and the ERP, as applicable to the individual. Please refer to the discussion following the 2011 Pension Benefits Table for more detailed descriptions of the RIP, the SERP and the ERP. We do not provide preferential or above-market earnings on deferred compensation.

(6)	The following table describes each component of the All Other Compensation column:

	Perq./
	Other	Tax	Contributions to	Life
	Benefits	Payments	Thrift Plus Plan	Insurance
Name	(a)	(b)	(c)	(d)	Total

Carlos M. Cardoso	30,000	—	18,625	1,296	49,921
Frank P. Simpkins	31,114	—	20,030	878	52,022

Philip H. Weihl	30,000	—	21,653	—	51,653
John R. Tucker	35,000	1,102	21,559	4,309	61,970

John H. Jacko, Jr.	30,000	—	18,339	1,518	49,857

(a)	This column includes the $20,000 perquisite allowance provided by the Company to the NEOs in December 2010 (to cover each of the June and December 2010 payments to be made to the NEOs under the new perquisite policy). It also includes the June 2011 $10,000 perquisite allowance payment. For Mr. Simpkins, the amount included in this column also includes an executive physical and for Mr. Tucker it includes a country club membership.

(b)	For 2011 and future years, the Company has eliminated the payment of any tax gross-ups on perquisites. The amount reported in this column for Mr. Tucker represents a tax gross-up for country club membership, which was paid prior to the full implementation of the Company’s policy against tax gross-ups on perquisites.

(c)	This column includes our contributions on behalf of the NEO under our Thrift Plus Plan. Please see the discussion included in the “Retirement Programs” section of the CD&A for more details about the Thrift Plus Plan.

(d)	This column includes income imputed to the NEOs based upon premiums paid by us to secure and maintain a $500,000 term life insurance policy for the NEO while such person remains an active employee of the Company.

2011 Grants of Plan-Based Awards

								All	All Other
								Other Stock	Option
								Awards:	Awards:			Grant Date
		Estimated Possible Payouts			Estimated Future Payouts			Number of	Number of		Closing	Fair
		Under Non-Equity			Under Equity Incentive Plan			Shares of	Securities	Exercise or Base	Market	Value of
		Incentive Plan Awards(1)			Awards(3)			Stock or	Underlying	Price of Option	Price on	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units(4)	Options(5)	Awards(6)	Date of	Option
	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Grant ($/Sh)	Awards(7)

Carlos M. Cardoso		405,000	810,000	1,620,000

		11,880 (2)	270,000 (2)	270,000 (2)

	8/1/ 2010								120,401	26.89	27.84	1,105,028

	8/1/ 2010							26,776				720,007

	8/1/ 2010				33,470	66,939	133,878					1,799,990

Frank P. Simpkins		168,750	337,500	675,000

	8/1/ 2010								26,756	26.89	27.84	245,564

	8/1/ 2010							5,950				159,996

	8/1/ 2010				7,438	14,875	29,750					399,989

Philip H. Weihl		122,500	245,000	355,740

	8/1/ 2010								16,722	26.89	27.84	153,473

	8/1/ 2010							3,719				100,004

	8/1/ 2010				4,649	9,297	18,594					249,996

John R. Tucker		150,000	300,000	600,000

	8/1/ 2010								10,870	26.89	27.84	99,764

	8/1/ 2010							2,417				64,993

	8/1/ 2010				3,022	6,043	12,086					162,496

John H. Jacko, Jr.		103,125	206,250	412,500

	8/1/ 2010								10,870	26.89	27.84	99,764

								2,417				64,993

	8/1/ 2010				3,022	6,043	12,086					162,496

Notes and Supplemental Tables to the 2011 Grants of Plan-Based Awards Table

(1)	With the exception of the second component of the annual cash incentive award for Mr. Cardoso, which is described in Footnote 2 below, these columns reflect the awards granted in August 2010 under the Prime Bonus Plan, which is described more fully in the CD&A section of this proxy statement. The amounts presented in these columns reflect the amounts that could have been earned during 2011 based upon the level of achievement of the performance goals underlying such awards. Actual Prime Bonuses earned for 2011 are included in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table.

(2)	This row reflects the portion of Mr. Cardoso’s annual cash incentive award granted under the Prime Bonus Plan, which is based on Mr. Cardoso’s individual performance, including his achievement of certain strategic and operational goals (as described in the CD&A section of this proxy statement).

(3)	These columns reflect the performance unit awards granted in August 2010 under the 2010 Plan. The amounts presented in these columns reflect the number of shares of our capital stock which could be earned over the course of the applicable performance period based upon the level of achievement of the performance goals underlying such awards. A description of our performance units is set forth in “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives — Performance Unit Awards.”

(4)	This column reflects the number of restricted units awarded to the NEOs in August 2010 under the 2010 Plan. A description of our restricted units is set forth in “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives— Restricted Unit Awards.”

(5)	This column reflects the number of shares underlying the stock options awarded to the NEOs in August 2010 under the 2010 Plan. A description of the stock option awards is set forth in “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives — Stock Option Awards.”

(6)	The exercise price of the stock option awards reported in this table is equal to the fair market value of our shares on the date the award is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

(7)	The amounts reported in this column represent the grant date fair value of each equity-based award as determined pursuant to FASB ASC Topic 718 (disregarding any estimates of forfeitures). Please refer to Note 17 to the financial statements included in Kennametal’s Annual Report on Form 10-K for 2011 for a discussion of additional assumptions used in calculating grant date fair value.

All other material factors pertaining to the information in the 2011 Summary Compensation Table and the 2011 Grants of Plan Based Awards Table have been described elsewhere in this proxy statement.

Outstanding Equity Awards at Fiscal Year End 2011

	Option Awards(1)						Stock Awards(1)
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market
											Awards:	or
											Number	Payout
											of	Value of
											Unearned	Unearned
											Shares,	Shares,
			Number	Number					Number		Units or	Units or
			of	of					of Shares	Market	Other	Other
			Securities	Securities					or Units	Value of	Rights	Rights
			Underlying	Underlying					of Stock	Shares or	That	That
			Unexercised	Unexercised	Option				That Have	Units of	Have	Have
			Options	Options	Exercise	Option			Not	Stock	Not	Not
	Grant		(#)	(#)	Price	Expiration	Grant		Vested	Not Vested	Vested	Vested
Name	Date		Exercisable	Un-Exercisable	($)	Date	Date		(#)	($)(2)	(#)	($)(2)

Carlos M. Cardoso	7/27/2004		19,520	—	20.49	7/27/2014
	7/25/2005		29,532	—	25.30	7/25/2015
	7/25/2005		32,000	—	25.30	7/25/2015
	7/25/2006		88,000	—	27.06	7/25/2016
	8/1/2007		38,076	12,694	38.99	8/1/2017
	8/1/2008		33,468	33,469	29.60	8/1/2018
	8/1/2009		23,044	69,135	21.48	8/1/2019
	8/1/2010		—	120,401	26.89	8/1/2020
							8/1/2007		2,822	119,117
							12/1/2007				383,240	16,176,560
							1/1/2008		13,093	552,656
							8/1/2008		7,433	313,747
							8/1/2009		15,363	648,472
							2/1/2010		78,834	3,327,583
							8/1/2010	(a)	26,776	1,130,215
							8/1/2010	(b)	44,626	1,883,663	89,252	3,767,327
Totals			263,640	235,969					188,947	7,975,453	472,492	19,943,887
Frank P. Simpkins	7/25/2005		3,898	—	25.30	7/25/2015
	9/19/2005		4,800	—	24.19	9/19/2015
	7/25/2006		4,500	—	27.06	7/25/2016
	12/5/2006		19,600	—	30.66	12/5/2016
	8/1/2007		13,846	4,616	38.99	8/1/2017
	8/1/2008		12,170	12,171	29.60	8/1/2018
	8/1/2009		8,380	25,140	21.48	8/1/2019
	8/1/2010		—	26,756	26.89	8/1/2020
							8/1/2007		1,026	43,307
							12/1/2007				63,874	2,696,122
							8/1/2008		2,703	114,094
							8/1/2009		5,587	235,827
							2/1/2010		47,300	1,996,533
							8/1/2010	(a)	5,950	251,150
							8/1/2010	(b)	9,916	418,514	19,834	837,193
Totals			67,194	68,683					72,482	3,059,425	83,708	3,533,315
Philip H. Weihl	7/29/2003		2,466	—	19.36	7/29/2013
	7/27/2004		8,800	—	20.49	7/27/2014
	7/25/2005		10,000	—	25.30	7/25/2015
	7/25/2006		6,900	—	27.06	7/25/2016
	8/1/2007		4,032	1,344	38.99	8/1/2017
	8/1/2008		3,544	3,545	29.60	8/1/2018
	8/1/2009		2,440	7,323	21.48	8/1/2019
	8/1/2010		—	16,722	26.89	8/1/2020
							8/1/2007		300	12,663
							12/1/2007				38,324	1,617,656
							8/1/2008		787	33,219
							8/1/2009		1,627	68,676
							2/1/2010		18,920	798,613
							8/1/2010	(a)	3,719	156,979
							8/1/2010	(b)	6,198	261,618	12,396	523,235
Totals			38,182	28,934					31,551	1,331,768	50,720	2,140,891
John Tucker	11/1/2008	(a)	10,350	10,350	21.06	11/1/2018
	8/1/2009		3,404	10,213	21.48	8/1/2019
	8/1/2010		—	10,870	26.89	8/1/2020
							11/1/2008	(a)	2,300	97,083
							11/1/2008	(b)			44,712	1,887,294
							8/1/2009		2,270	95,817
							2/1/2010		14,190	598,960
							8/1/2010	(a)	2,417	102,022
							8/1/2010	(b)	4,028	170,022	8,058	340,128
Totals			13,754	31,433					25,205	1,063,904	52,770	2,227,422
John Jacko	3/5/2007		44,000	—	30.53	3/5/2017
	8/1/2007		5,624	1,876	38.99	8/1/2017
	8/1/2008		9,888	9,889	29.60	8/1/2018
	8/1/2009		3,404	10,213	21.48	8/1/2019
	8/1/2010		—	10,870	26.89	8/1/2020
							8/1/2007		418	17,644
							12/1/2007				44,712	1,887,294
							8/1/2008		2,196	92,693
							8/1/2009		2,270	95,817
							2/1/2010		18,920	798,613
							8/1/2010	(a)	2,417	102,022
							8/1/2010	(b)	4,028	170,022	8,058	340,128
Totals			62,916	32,848					30,249	1,276,811	52,770	2,227,422

Notes and Supplemental Tables to Outstanding Equity Awards at Fiscal Year End 2011 Table

(1)	Vesting Information:

Grant Date	Vesting Schedule

8/1/2007	The option awards and restricted stock awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.
12/1/2007
The STEP awards granted on this date are subject to both service and performance conditions; both of which have to be satisfied in order for the grants to become payable. Please see the discussion of the STEP in the CD&A section of this proxy statement for additional details regarding the payment of the stock units granted under the STEP.

1/1/2008
The restricted stock award granted to Mr. Cardoso on this date vested 50% on the second anniversary of the grant date and 25% on the third anniversary. The remaining 25% will vest on the fourth anniversary of the grant date.

8/1/2008	The restricted stock awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.
11/1/2008	(a) The stock option award and restricted stock award granted to Mr. Tucker on this date each vest 25% each year over four years beginning on the first anniversary of the grant date.

(b) The STEP award granted to Mr. Tucker on this date is subject to both service and performance conditions; both of which have to be satisfied in order for the grants to become payable. Please see the discussion of the STEP in the CD&A section of this proxy statement for additional details regarding the payment of the stock units granted under the STEP.

8/1/2009	The restricted unit awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.
2/1/2010	The restricted unit awards granted on this date vest 100% on the third anniversary of the grant date.
8/1/2010	(a) The restricted unit awards and stock option awards granted on this date vest 25% each year over four years beginning on the first anniversary of the grant date.
(b) The performance unit awards granted on this date are subject to annual performance conditions and may be earned 1/3 each year over a three year period if the performance conditions for each particular year are satisfied. The performance conditions underlying the 2011 performance period for these awards were deemed earned by the Compensation Committee as of June 30, 2011. However, these performance units remain subject to an additional service condition that requires the NEO to be employed by us at the payment date following the 3-year performance period. The number of performance units which have been deemed earned (but unvested) by the Compensation Committee are reported in the “Number of Shares or Units of Stock That Have Not Vested” column and the number of performance units which remain subject to performance conditions have been included in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested” column (based on achieving maximum performance goals).

(2)	Market value is calculated using the closing price of our capital stock on June 30, 2011 ($42.21).

Option Exercises and Stock Vested In 2011

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)(3)

Carlos M. Cardoso	59,636	1,132,734	31,023	1,007,851
Frank P. Simpkins	17,564	295,431	6,113	180,368
Philip H. Weihl	—	—	1,616	44,038
John R. Tucker	—	—	1,906	59,786
John H. Jacko, Jr.	—	—	6,020	205,865

Notes and Supplemental Tables to Option Exercises and Stock Vested in 2011 Table

(1)	These values represent the difference between the market price of the underlying shares at exercise and the exercise price of the options.

(2)	These values represent the aggregate dollar amount realized upon vesting. The value is calculated by multiplying the number of shares of stock that vested by the market value of the shares on the vesting date.

(3)	In connection with the vesting of restricted stock/unit awards, our NEOs surrendered shares to satisfy tax withholding requirements, which reduced the actual value they received upon vesting. The number of shares surrendered and the corresponding value of those shares is shown below.

	Number of	Value of
	Shares	Shares
	Surrendered for	Surrendered
Name	Tax Withholding	($)

Carlos M. Cardoso	12,787	418,937
Frank P. Simpkins	2,419	71,378
Philip H. Weihl	639	17,414
John R. Tucker	563	17,662
John H. Jacko, Jr.	1,841	63,229

The following table shows benefits our NEOs are entitled to under our retirement programs, which are described more fully in the narrative that follows and in the CD&A section of this proxy statement.

2011 Pension Benefits

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Carlos M. Cardoso	RIP	0.7	18,500	—
	ERP	8.2	3,134,672	—
Frank P. Simpkins	RIP	8.2	100,267	—
	ERP	12.7	1,333,339	—
Philip H. Weihl	RIP	17.3	370,973	—
	ERP	6.2	767,830	—
John R. Tucker	RIP	N/A	N/A	—
	ERP	2.8	551,096	—
John H. Jacko, Jr.	RIP	N/A	N/A	—
	ERP	4.3	530,256	—

Notes to 2011 Pension Benefits Table

(1)	The accumulated benefit is based on the NEO’s historical compensation, length of service, the plan’s provisions, and applicable statutory and regulatory requirements. The present value has been calculated assuming the NEO will remain in service until age 65 for the RIP, 60 for the SERP (not applicable for any of our 2011 NEOs), and 62 for the ERP. Vesting schedules under the plans are disregarded for purposes of these calculations. Refer to note 13 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2011 for a discussion of additional assumptions used in calculating the present value.

(2)	Neither Mr. Tucker nor Mr. Jacko participated in the RIP.

Retirement Programs

Qualified Defined Benefits Plan.  The Kennametal Retirement Income Plan is a qualified defined benefit plan that provides monthly retirement benefits to eligible employees. On October 28, 2003, the Board of Directors approved amendments to the RIP which became effective on December 31, 2003. Effective January 1, 2004, no new non-union employees were eligible for participation in the RIP. Additionally, benefits under the RIP were “frozen,” meaning that they did not continue to accrue after December 31, 2003, for participants who did not meet specified age and service criteria. Certain participants were “grandfathered” and continued their participation in the RIP after December 31, 2003. (Grandfathered participants were those who, as of December 31, 2003, were either (a) age 45 with 20 years of continuous service or (b) age 50 with 5 years of continuous service.) Neither Mr. Jacko nor Mr. Tucker participated in the RIP. None of our other NEOs met the criteria for continuation; therefore, their benefit accruals under the RIP discontinued as of January 1, 2004.

Qualified Defined Contribution Plan.  The Kennametal Thrift Plus Plan is a defined contribution plan that the Company established to encourage investment and savings for eligible Kennametal employees and employees of certain subsidiaries. Eligible employees may elect to contribute a portion of their salary to the plans, and the Company may match 50% of employee contributions up to 6% of base salary. Matching contributions can be in the form of cash or Kennametal stock.

Beginning January 1, 2004, for each employee whose benefit accrual under the RIP was frozen as of December 31, 2003, the Company: (a) makes a contribution to the employee’s plan account in an amount equal to 3% of the employee’s eligible compensation (salary and, if applicable, bonus) (this contribution may be in the form of Kennametal stock or cash); and (b) may make an annual discretionary cash contribution of up to 3% of eligible compensation based on the Company’s overall performance for the fiscal year. The employee contributions, Company contributions and earnings thereon are invested and ultimately paid out in accordance with elections made by the participant. See the 2011 Summary Compensation Table and accompanying notes for more information about Company contributions to the NEOs.

Non-Qualified Plans.  We maintain two non-qualified retirement plans for our executives. The Supplemental Executive Retirement Plan provides for monthly payments for a participant’s lifetime. The amount of the monthly payment differs for each participant and is calculated using a formula based on the executive’s years of service and compensation (current base salary plus Prime Bonus awards averaged for the three most recent fiscal years). The calculated amount is then subject to reduction for primary Social Security benefits and for any benefit payable under the RIP (for executives who never participated in the RIP, or whose benefit was frozen under the RIP, a hypothetical pension offset is used). The SERP has been amended to assure that the retirement benefits provided under the SERP will not make up or protect participants from the financial impact of the reduction in retirement benefits payable through the RIP. Under the SERP, there is no right to payments if a participant leaves the Company before age 56; beginning at age 56, benefits in the SERP vest 20% per year until the age of 60, when benefits become 100% vested.

In July 2006, the Compensation Committee replaced the SERP with the Executive Retirement Plan. Only those executives for whom vesting under the SERP had commenced as of December 31, 2006 continue to participate in the SERP. Executives who were not vested under the SERP participate in the ERP.

The ERP provides a formula-based benefit that is payable on a lump sum basis. The amount of the benefit is based upon an executive’s accrued benefit percentage (which varies by age) and compensation (base salary together with Prime Bonus target awards averaged for the three most recent fiscal years). ERP benefits vest once an executive’s accrued benefit percentage reaches 150%. If an executive terminates employment prior to reaching age 62, then the accrued benefit percentage is reduced to reflect the accrued benefit percentage that was applicable to the executive two years prior to the date of termination.

EQUITY COMPENSATION PLANS

Our equity compensation plans are summarized below. Grant practices and related information are generally described in the CD&A section of this proxy statement.

Kennametal Inc. Stock and Incentive Plan of 2010.  The 2010 Plan provides for the granting of nonstatutory and incentive stock options and certain share awards. The aggregate number of shares available for issuance under the 2010 Plan is 3,500,000 plus shares added to the 2010 Plan from Prior Stock Plans (as defined in the 2010 Plan) in accordance with the terms of the 2010 Plan. Under the 2010 Plan, the exercise price for a stock option award must not be less than the fair market value of our shares at the time the option is granted. Fair market value is equal to the closing market price of the Company’s capital stock as quoted on the New York Stock Exchange on the grant date, or if the capital stock is not traded on such date, on the closest preceding date on which the Company’s capital stock was traded. Participants must pay the purchase price in full at the time of exercise. Payments may be made either in cash, by delivering shares of our capital stock (a stock swap), or by delivering a combination of shares and cash having an aggregate fair market value equal to the purchase price.

Kennametal Inc. Stock and Incentive Plan of 2002.  The 2002 Plan provided for the granting of nonstatutory and incentive stock options and certain share awards. The aggregate number of shares available for issuance under the 2002 Plan is 9,000,000 plus shares added to the 2002 Plan from Prior Stock Plans (as defined in the 2002 Plan) in accordance with the terms of the 2002 Plan. We have not granted any awards under the 2002 Plan since our 2010 annual meeting, when our shareowners approved the 2010 Plan and do not intend to grant any more awards under this plan. Under the 2002 Plan, the exercise price for a stock option award must not be less than the fair market value of our shares at the time the option is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date. Participants must pay the purchase price in full at the time of exercise. Payments may be made either in cash, by delivering shares of our capital stock (a stock swap), or by delivering a combination of shares and cash having an aggregate fair market value equal to the purchase price.

Other Stock and Incentive Plans.  Each of the Kennametal Inc. Stock Option and Incentive Plan of 1992 (the “1992 Plan”), the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the “1996 Plan”) and the Kennametal Inc. Stock Option and Incentive Plan of 1999 (the “1999 Plan”) were shareowner approved plans that provided for the granting of nonstatutory and incentive stock options and certain share awards. The Kennametal Inc. 1999 Stock Plan (the “1999 Stock Plan”) was a non-shareowner approved plan that provided for the granting of nonstatutory stock options and certain share awards. The 1999 Stock Plan was implemented in connection with the hiring of new employees and was not submitted for shareowner approval because at that time the NYSE permitted the listing of shares under non-shareowner approved plans for stock awards to new employees and other limited circumstances.

Although options are still outstanding under the 1996 Plan, the 1999 Plan and the 2002 Plan, no further grants may be made under these plans.

The Performance Bonus Stock Plan of 1995, as amended and restated on December 30, 2008 (the “Bonus Stock Plan”) provided for the issuance of not more than 1,500,000 shares. The Bonus Stock Plan permits certain persons (including management and/or senior executives of the Company or its subsidiaries) who participate in the Kennametal Inc. Management Performance Bonus Plan, as amended, and certain other performance-based bonus compensation plans to (i) elect to receive shares of the Company’s capital stock in lieu of all or any portion of cash bonus compensation owed to such person and/or (ii) elect to have stock credits, in lieu of all or any portion of cash bonus compensation owed to such person, credited to an account established for such person by the Company. Pursuant to the Bonus Stock Plan, the number of shares or stock credits to be distributed to a participant under the Bonus Stock Plan is equal to the number of shares of the Company’s capital stock that could have otherwise been purchased with the amount of cash bonus compensation that the participant elected to defer based on the fair market value of the Company’s capital stock on the date that the cash bonus compensation would have otherwise been paid to such person.

The Directors Stock Incentive Plan, which is a non-shareowner approved plan, provides for the issuance of not more than 400,000 shares. The plan allows any non-employee director to elect to receive shares of our capital stock in lieu of all or a portion of any Board or committee compensation that is otherwise payable to such non-employee director in any plan year or to receive stock credits for any Board or committee compensation that is deferred for any plan year pursuant to the Deferred Fee Plan.

The following table sets forth information about our equity compensation plans as of June 30, 2011.

Equity Compensation Plan Information

	Number of Securities to be		Number of Securities Remaining Available
	Issued Upon Exercise of	Weighted Average Exercise	for Future Issuance Under Equity
	Outstanding Options,	Price of Outstanding Options,	Compensation Plans
	Warrants and Rights	Warrants and Rights	(Excluding Securities Reflected in Column A)
Plan Category	A(1)	B(2)	C

Equity compensation plans approved by shareowners(3)	5,168,107	$26.50	4,777,344
Equity compensation plans not approved by shareowners(4)	185,689	—	145,630
TOTAL	5,353,796	$26.50	4,922,974

(1)	This column also includes stock credits issued under the Bonus Stock Plan and Directors Stock Incentive Plan, restricted units granted under the 2002 Plan and the 2010 Plan and performance units granted under the 2002 Plan (assuming performance at a maximum level). For a description of the stock credits issued under the Bonus Plan see “Equity Compensation Plans” above. For a description of the stock credits issued under the Directors Stock Incentive Plan, see “Equity Compensation Plans” above and “Board of Directors Compensation and Benefits — Overview of Director Compensation — Directors Stock Incentive Plan.” For a description of the restricted units issued under the 2002 Plan and the 2010 Plan and the performance units issued under the 2002 Plan, see the CD&A section of this proxy statement.

(2)	The calculations of the weighted average exercise prices shown in this column do not include stock credits issued under the Bonus Stock Plan or the Directors Stock Incentive Plan, restricted units issued under the 2002 Plan and the 2010 Plan or performance units issued under the 2002 Plan.

(3)	These plans consist of: (i) the 1992 Plan; (ii) the 1996 Plan; (iii) the 1999 Plan; (iv) the 2002 Plan; (v) the 2010 Plan; and (vi) the Bonus Stock Plan. No further grants may be made from: (i) the 1992 Plan; (ii) the 1996 Plan; (iii) the 1999 Plan; or (iv) the 2002 Plan. As of June 30, 2011, the number of securities available for future issuance under the 2010 Plan, other than upon the exercise of options, warrants or rights was 4,559,572, of which 2,078,881 can be granted as full value awards.

(4)	These plans consist of: (i) the 1999 Stock Plan and (ii) the Directors Stock Incentive Plan. There are no remaining shares to be issued under the 1999 Stock Plan. The number of securities available for future issuance under the Directors Stock Incentive Plan, other than upon the exercise of options, warrants or rights, was 145,630 as of June 30, 2011. For a description of the 1999 Stock Plan and Directors Stock Incentive Plan, see “Equity Compensation Plans” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In certain circumstances, our Amended and Restated Officer’s Employment Agreement (the “Employment Agreement”) provides for post-termination payments to our NEOs upon termination of employment and/or in the event of a change in control. The material provisions of the Employment Agreement are described in the CD&A section of this proxy statement. Under the Employment Agreement, the amount a NEO would receive upon termination of his employment depends on the reason for his termination and whether the termination is in connection with a change in control. Our stock and incentive plans and programs, the STEP and certain of our retirement plans also include change in control provisions. The following discussion explains the effects of termination, both within and outside of the context of a change in control, under the Employment Agreement, our stock and incentive plans and programs, the STEP and our applicable retirement plans.

Termination of Employment — Outside of a Change-in-Control

Termination Provisions under the Employment Agreement

Select definitions.  The terms set forth below generally have the following meanings under the Employment Agreement and as used in this discussion:

“Change in Control” — means a change in control transaction of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended. Transactions that would be deemed a Change in Control include:

•	A merger with any other corporation or entity other than one in which we own all of the outstanding equity interests;

•	A sale of all or substantially all of our assets; and

•	The acquisition of 25% or more of the outstanding shares of Kennametal or the voting power of the outstanding voting securities of Kennametal together with or followed by a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the acquisition or members whose election or nomination was approved by a majority of directors who were on the Board prior to the date of the acquisition.

“Cause” — generally means that the executive: (a) is guilty of malfeasance, willful misconduct or gross negligence in the performance of his duties; or (b) has not made his services available to Kennametal on a full-time basis; or (c) has breached the non-competition provisions of the Employment Agreement.

“Date of Termination” — generally means: (a) if executive’s employment is terminated due to his death or retirement, the date of death or retirement, respectively; or (b) if executive’s employment is terminated for any other reason, the date on which the termination becomes effective as stated in the written notice of termination given to or by the executive.

“Good Reason” — generally means the occurrence of any of the following at or after a Change-in-Control: (a) a material diminution of responsibilities or such executive’s reporting responsibilities, titles or offices, as in effect immediately prior to a Change-in-Control; (b) a material reduction in base salary as in effect immediately prior to any Change-in-Control; (c) failure to provide comparable levels of incentive compensation; (d) a material reduction in benefit programs; (e) failure to obtain the assumption of the Employment Agreement by any successor Company; (f) the relocation of the executive to a facility more than 50 miles from present location; or (g) any purported termination of the executive by Kennametal, which is not for Cause or as a result of the executive’s death.

Cash Severance.  We do not pay severance to any executive officer whose employment is terminated by us for Cause or who voluntarily terminates his employment. If we terminate a NEO’s employment prior to a Change-in-Control and without “Cause,” the NEO becomes entitled to the following:

•	For Mr. Cardoso — A continuation of base salary for up to 24 months as severance pay, in addition to all amounts due him at the Date of Termination (as defined in his employment agreement). Severance amounts would be offset by any salary earned by Mr. Cardoso in the event he obtains other employment during the 24-month period. Any severance pay will be paid in substantially equal installments, no less frequently than monthly, in accordance with the Company’s established payroll policies and practices as in effect on the Date of Termination beginning on the first normal pay date thereafter; provided, however, any payments that Mr. Cardoso would be entitled to during the first six months following the Date of Termination will be delayed and accumulated and paid on the first day of the seventh month following his Date of Termination (or, if earlier, the date of his death).

•	For Messrs. Simpkins, Weihl Tucker and Jacko — A continuation of base salary for 12 months as severance pay, in addition to all amounts due them at the Date of Termination (as defined in their employment agreement). Any severance pay will be paid in substantially equal installments, no less frequently than monthly, in accordance with the Company’s established payroll policies and practices as in effect on the Date of Termination beginning on the first normal pay date thereafter or, if later, the date such executive’s release becomes effective and irrevocable (with an aggregate initial installment representing the total amount due as if severance payments commenced on the normal pay date immediately following the executive’s Date of Termination).

•	For all NEOs —

—	Severance amounts are payable in accordance with our established payroll policies.

—	We may discontinue severance payments if we determine the executive has violated any provision of the Employment Agreement (including the three-year non-competition provision).

—	Executives are not entitled to severance under any other termination scenario outside of a Change-in-Control context.

Termination Provisions Under Our Equity Compensation Plans and Programs

We provide both equity-based (LTI and STEP) and, in the past, have provided cash-based (Cash LTIP) long-term incentive awards for executives. (Please see the discussion in the CD&A section of this proxy statement for further details of these programs.) LTI awards are granted under the 2010 Plan; however, certain of our NEOs have restricted stock or stock option awards that are outstanding under the 2002 Plan and the 1999 Plan. STEP awards were also granted under the 2002 Plan, and are subject to additional provisions under the STEP Program Documents (defined below).

1999 Plan — The 1999 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement

•	Death and Disability: If employment is terminated as a result of death or disability, all stock options become fully vested, with such options being exercisable for a period the lesser of two years or the remaining original option term.

•	Retirement: Upon retirement, all unvested stock options continue to vest and become exercisable in accordance with their original vesting schedule for a two-year period following termination, with such options being exercisable for a period following termination of the lesser of two years or the remaining original option term. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

•	Non-Competition Provisions in the 1999 Plan: The right to exercise a stock option or vest in any shares is conditioned on non-competition provisions during employment and for three years after employment ends. Further, if the NEO received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to return or forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

2002 Plan — The 2002 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability:

—	Stock Option Awards — all options become fully vested and exercisable in full as of the date the awardee’s employment is terminated, with such options being exercisable for a period the lesser of three years or the remaining original option term.

—	Restricted Stock Awards and Restricted Unit Awards — all unvested restricted shares and restricted units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—	Performance Unit Awards — In the event an awardee’s employment is terminated during the performance period on account of death or disability, the service condition applicable to such awards will be waived. For completed fiscal years, the awardee will be entitled to receive payment for any performance units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For fiscal years not completed, the performance conditions will be deemed to have been achieved at the target level and the awardee will be deemed to have earned for each such fiscal year a number of performance units that were able to be earned for such fiscal year. In the event an awardee’s employment is terminated during the period between the end of the performance period and the payment date on account of death or disability, the service condition applicable to the award will be waived and the awardee will be entitled to receive payment for any performance units that have been earned based on the achievement of the performance conditions prior to the date of death or disability.

—	Cash LTIP Awards — Cash LTIP awards become vested on a pro-rata percentage of the award and become immediately payable.

•	Retirement:

—	Stock Option Awards — Unvested stock options continue to vest in accordance with their original vesting schedule for a two-year period following termination, with such options being exercisable for a period following termination of the lesser of three years or the remaining original option term. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

—	Restricted Stock Awards and Restricted Unit Awards — all unvested restricted shares and restricted units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—	Performance Unit Awards — In the event a retirement eligible awardee’s employment is terminated on account of retirement during the performance period, the amount of a performance unit award to be paid, if any, will be determined as follows. For completed fiscal years, the awardee will be entitled to receive payment for any performance units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For the fiscal year in which the termination occurs, the awardee will be entitled to receive a pro rata portion of the performance units that have been earned based on the ratio of the number of months the awardee was employed during the performance period to the total number of months in the performance period. All other performance units granted under the award, including performance units that could have been earned for fiscal years after the fiscal year in which the termination occurred, will be cancelled and forfeited without payment by the Company.

—	Cash LTIP Awards — Cash LTIP awards become vested on a pro-rata percentage of the award, subject to final determination based upon achievement of the prescribed performance targets, and are payable at the end of the designated performance period.

•	Non-Competition Provisions in the 2002 Plan: Under the 2002 Plan, the right to exercise a stock option or vest in any restricted shares or restricted units is conditioned on compliance with certain non-competition provisions during employment and for two years after employment ends. Further, if the NEO received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

2010 Plan — The 2010 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability:

—	Stock Option Awards — all options become fully vested and exercisable in full as of the date the awardee’s employment is terminated, with such options being exercisable for a period the lesser of three years or the remaining original option term.

—	Restricted Stock Awards and Restricted Unit Awards — all unvested restricted shares and restricted units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—	Performance Unit Awards — In the event an awardee’s employment is terminated during the performance period on account of death or disability, the service condition applicable to such awards will be waived. For completed fiscal years, the awardee will be entitled to receive payment for any performance units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For fiscal years not completed, the performance conditions will be deemed to have been achieved at the target level and the awardee will be deemed to have earned for each such fiscal year a number of performance units that were able to be earned for such fiscal year. In the event an awardee’s employment is terminated during the period between the end of the performance period and the payment date on account of death or disability, the service condition applicable to the award will be waived and the awardee will be entitled to receive payment for any performance units that have been earned based on the achievement of the performance conditions prior to the date of death or disability.

•	Retirement:

—	Stock Option Awards — all options become fully vested and exercisable in full as of the date the awardee’s employment is terminated, with such options being exercisable for a period the lesser of three years or the remaining original option term.

—	Restricted Stock Awards and Restricted Unit Awards — all unvested restricted shares and restricted units become fully vested and all restrictions lapse as of the date of the awardee’s employment is terminated.

—	Performance Unit Awards — In the event a retirement eligible awardee’s employment is terminated on account of retirement during the performance period, the amount of a performance unit award to be paid, if any, will be determined as follows. For completed fiscal years, the awardee will be entitled to receive payment for any performance units that have been earned based on the achievement of the performance conditions applicable to such fiscal year. For the fiscal year in which the termination occurs, the awardee will be entitled to receive a prorata portion of the performance units that have been earned based on the ratio of the number of complete months the awardee was employed during the performance period to the total number of months in the performance period. All other performance units granted under the award, including performance units that could have been earned for fiscal years after the fiscal year in which the termination occurred, will be cancelled and forfeited without payment by the Company.

•	Non-Competition Provisions in the 2010 Plan: Under the 2010 Plan, the right to exercise a stock option or vest in any restricted shares, restricted units or performance units is conditioned on compliance with certain non-competition provisions during employment and for two years after employment ends. Further, if the NEO received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

STEP — The STEP is a program under the 2002 Plan, but the program documents and award agreements (the “STEP Program Documents”) contain provisions that are unique to the STEP. Please see the CD&A section of this proxy statement for further discussion and details of the STEP. The STEP provides for certain benefits upon termination of employment due to death, disability, retirement and an involuntary termination without cause. (Treatment of the STEP awards in a change-in-control context is set forth in the discussion below under “Termination of Employment — in connection with a Change-In Control.”)

•	Death and Disability: Under the STEP Program Documents, the performance conditions underlying the award will be deemed to have been achieved and the participant will be deemed to have earned the pro rata portion of the total number of the stock units underlying such participant’s award by .50. The stock units, to the extent earned by the participant, will be paid as soon as practicable following the date of termination, but in no event later than March 15th of the calendar year following the calendar year in which such termination occurred.

•	Retirement: Under the STEP Program Documents, all stock units are cancelled and forfeited upon retirement, unless the Compensation Committee decides, in its discretion, that any stock units that have been earned prior to the date of retirement should be settled and paid to the participant. Any stock units that become payable due to the Committee’s exercise of discretion will be paid as soon as practicable following the date of termination, but in no event later than March 15th of the calendar year following the calendar year in which such termination occurred.

•	Involuntary Termination Without Cause: Under the STEP Program Documents, any stock units that are earned prior to the date of an involuntary termination by the Company without cause will be settled and paid in shares of Company stock issued to the participant, as applicable, as soon as practicable following the date of termination, but in no event later than March 15th of the calendar year following the calendar year in which such termination occurred.

•	Protective Covenant Provisions in the STEP: The STEP contains non-competition and non-solicitation provisions that apply during the participant’s employment with the Company and for a period of 18 months after employment ends. The STEP also contains provisions designed to protect the Company’s confidential information and trade secrets. In any case, if the Company determines that there has been a violation of a protective covenant under the STEP, the Company must provide notice of the violation to the participant. Within ten days, the participant must pay the Company an amount equal to all distributions that were made to the participant under the STEP.

If a participant in the STEP terminates his employment with the Company for any other reason prior to the payment date (as defined in the STEP Program Documents), then he will forfeit any and all stock units he has earned.

Termination Provisions Under Certain of Our Retirement Plans

We maintain various retirement programs including the Retirement Income Plan, the Thrift Plus Plan (a 401(k) plan), the Supplemental Executive Retirement Plan and the Executive Retirement Plan. (Please see the discussion of “Retirement Programs” in the CD&A section for additional details regarding these retirement programs.) Not all executive officers participate in each plan. There are no additional benefits provided to the NEOs in the event of a termination of employment prior to a Change in Control. The right to receive benefits under the SERP and ERP are conditioned on non-competition provisions described below.

•	SERP — The right to receive benefits under the SERP is conditioned on the executive not competing against us for as long as he is receiving payments under the SERP. If the Compensation Committee determines that a violation of the non-competition provision has occurred, and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the SERP.

•	ERP — Each of our NEOs is an active participant in the ERP. The right to receive benefits under the ERP is conditioned on non-competition and non-solicitation provisions during employment and for the three-year period following termination. If the Compensation Committee determines that a violation of the provisions has occurred and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the ERP. The Committee is authorized to take legal action to recover benefits that have already been paid.

Termination of Employment — In Connection with a Change in Control

Termination Provisions under the Employment Agreement — Change-in-Control

Cash severance pay.  If a NEO’s employment is terminated upon a Change in Control or within three years after a Change in Control, either by the executive for Good Reason or by the employer other than for Cause or disability, the executive will receive in cash as severance pay an amount equal to the product of:

(i) the lesser of:

(x) 2 and eight tenths (2.8),

(y) a number equal to the number of calendar months remaining from the Date of Termination to the executive’s retirement date (defined in the Employment Agreement), divided by twelve (12), or

(z) a number equal to the product obtained by multiplying thirty-six (36) less the number of completed months after the date of the Change in Control during which the executive was employed and did not have Good Reason for termination, times one-twelfth (1/12)

times

(ii) the sum of (x) and (y) below:

(x) executive’s base salary at the annual rate in effect on the Date of Termination (or, if greater, at the annual rate in effect on the first day of the calendar month immediately prior to Change-in-Control), plus

(y) the average of any bonuses which executive was entitled to or paid during the three most recent fiscal years ending prior to the Date of Termination or, if the executive is employed for less than one year, the target bonus for the year in which the termination occurred.

Continuation of medical and welfare benefits.  For a three-year period following the Date of Termination, the NEO will receive the same or equivalent medical, dental, disability and group insurance benefits that he received at the Date of Termination.

•	To the extent that the benefits cannot be provided by law or plan provision, the Company will make a payment to the executive equal to the difference between the amounts that would have been paid under the programs and the amount paid, if any, by the executive.

Partial excise tax gross-up.  The Company will provide a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive’s net after-tax benefits are less than intended under the cash severance component described above.

•	This calculation is determined by assessing the total after-tax value of all benefits provided upon a Change in Control. To the extent that the after-tax benefit is less than the cash severance payment, an additional payment is made to the executive that will permit the executive to receive the full intended benefit of the cash severance pay, as determined on an after-tax basis.

Termination Provisions Under Our Equity Compensation Plans and Programs — Change-in-Control

Equity-based and other cash-based long-term incentive awards.  The following provisions apply to previously granted and outstanding awards in the event of a Change in Control.

1999 Plan — All options immediately vest and become exercisable in full immediately prior to the Change in Control. If an executive ceases to be employed by the Company or any of its subsidiaries within one-year following a Change in Control, then any outstanding options may only be exercised within three months after the Termination Date (or until the expiration date of the option, if earlier).

2002 Plan — Unless the Board determines otherwise by resolution prior to a Change in Control, in the event of a Change in Control, all options will become exercisable in full immediately prior to the Change in Control and all restricted shares, restricted units, performance units and Cash LTIP awards will become immediately vested and all restrictions on those awards will lapse immediately prior to the Change in Control. In addition, all options held by an employee who is terminated for any reason during the two years following a Change in Control will immediately vest in full and may be exercised at any time within the three-month period following the date of termination (regardless of the expiration date of the option). Similarly, all restricted shares, restricted units, performance units and Cash LTIP awards held by an employee who is terminated for any reason during the two years following a Change in Control will automatically vest and all restrictions will lapse.

2010 Plan — Unless the Board determines otherwise by resolution, in the event of a Change in Control, all options will become exercisable in full immediately prior to the Change in Control and all restricted shares, restricted units, performance units and Cash LTIP awards will become immediately vested and all restrictions on those awards will lapse immediately prior to the Change in Control. In addition, all options held by an executive who is terminated for any reason during the two years following a Change in Control will immediately vest in full and may be exercised at any time within the three-month period following the date of termination (regardless of the expiration date of the option). Similarly, all restricted shares, restricted units, performance units and Cash LTIP awards held by an employee who is terminated for any reason during the two years following a Change in Control will automatically vest and all restrictions will lapse.

STEP — any stock units that are earned based upon measurement dates that fall on or prior to the closing date of a Change in Control transaction will be settled and paid in shares of Company stock issued to the participant on the closing date of the Change in Control transaction.

Termination Provisions Under Our Retirement Plans — Change-in-Control

The benefits under the TPP, SERP and ERP are impacted in the event of a Change in Control as described below.

SERP and ERP — Each executive who is an employee at the time of a Change in Control will become 100% vested in the SERP and ERP plans, as applicable. Each executive who is actively participating in the SERP at the time of a Change in Control will receive up to three years of additional credit for purposes of computing benefits under the SERP (including any offsets under the SERP for RIP benefits regardless of whether the RIP benefit is actually paid under the RIP or paid on a non-qualified basis). Receipt of the SERP and ERP benefits are conditioned upon compliance with the non-competition provisions described above.

TPP — The terms of the Employment Agreement provide that each executive will receive three years of additional credit for purposes of computing the amount of the Company match that would have been provided under the TPP assuming the executive had contributed the maximum allowable elective deferral for such years and provided the executive is actively participating in the TPP at the time of a Change in Control. The annual Company match is equal to 50% of the first 6% of eligible compensation deferred by a participant. Additionally, each executive will receive three years of additional credit for purposes of computing a basic contribution of 3% of eligible compensation for such years provided the executive is actively participating in the TPP (and not grandfathered under the RIP) at the time of a Change in Control. The Company may also contribute up to an additional 3% of compensation to executives at the discretion of the Board of Directors.

The following tables detail the incremental payments and benefits (above those already disclosed in this proxy statement) to which the NEOs would have been entitled under each termination of employment and change in control scenario, assuming the triggering event occurred on June 30, 2011. Please see the footnotes to the tables for additional information.

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Carlos M. Cardoso	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$1,800,000	$—	$—	$—	$3,654,721	$—
Stock Options (Unvested)(2)	$—	$3,740,631	$3,740,631	$—	$3,740,631	$3,740,631
Restricted Shares (Unvested)(3)	$—	$985,519	$985,519	$—	$985,519	$985,519
Restricted Units (Unvested)(3)	$—	$5,106,270	$5,106,270	$—	$5,106,270	$5,106,270
Performance Units (Unvested)(3)	$—	$2,825,495	$2,825,495	$—	$2,825,495	$2,825,495
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$1,100,000	$1,100,000	$—	$1,100,000	$1,100,000
SERP / ERP(5)	$—	$—	$—	$—	$—	$—
Thrift Plan Contributions(6)	$—	$—	$—	$—	$55,875	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$57,155	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$1,800,000	$14,257,915	$13,757,915	$—	$17,525,666	$13,757,915
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$1,800,000	$14,257,915	$13,757,915	$—	$17,525,666	$13,757,915

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Frank P. Simpkins	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$450,000	$—	$—	$—	$1,692,133	$—
Stock Options (Unvested)(2)	$—	$1,099,394	$1,099,394	$—	$1,099,394	$1,099,394
Restricted Shares (Unvested)(3)	$—	$157,401	$157,401	$—	$157,401	$157,401
Restricted Units (Unvested)(3)	$—	$2,483,510	$2,483,510	$—	$2,483,510	$2,483,510
Performance Units (Unvested)(3)	$—	$627,832	$627,832	$—	$627,832	$627,832
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$400,000	$400,000	$—	$400,000	$400,000
SERP / ERP(5)	$—	$—	$—	$—	$—	$—
Thrift Plan Contributions(6)	$—	$—	$—	$—	$60,089	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$50,377	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$450,000	$5,268,137	$4,768,137	$—	$6,570,736	$4,768,137
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$450,000	$5,268,137	$4,768,137	$—	$6,570,736	$4,768,137

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
Philip H. Weihl	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$350,000	$—	$—	$—	$1,302,000	$—
Stock Options (Unvested)(2)	$—	$457,017	$457,017	$—	$457,017	$457,017
Restricted Shares (Unvested)(3)	$—	$45,882	$45,882	$—	$45,882	$45,882
Restricted Units (Unvested)(3)	$—	$1,024,268	$1,024,268	$—	$1,024,268	$1,024,268
Performance Units (Unvested)(3)	$—	$392,426	$392,426	$—	$392,426	$392,426
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$116,500	$116,500	$—	$116,500	$116,500
SERP / ERP(5)	$—	$—	$—	$—	$487,224	$744,220
Thrift Plan Contributions(6)	$—	$—	$—	$—	$64,960	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$46,290	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$350,000	$2,536,093	$2,036,093	$—	$3,936,567	$2,780,313
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$350,000	$2,536,093	$2,036,093	$—	$3,936,567	$2,780,313

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
John R. Tucker	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$400,000	$—	$—	$—	$478,942	$—
Stock Options (Unvested)(2)	$—	$597,146	$597,146	$—	$597,146	$597,146
Restricted Stock (Unvested)(3)	$—	$97,083	$97,083	$—	$97,083	$97,083
Restricted Units (Unvested)(3)	$—	$796,798	$796,798	$—	$796,798	$796,798
Performance Units (Unvested)(3)	$—	$255,033	$255,033	$—	$255,033	$255,033
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$—	$—	$—	$—	$—
SERP / ERP(5)	$—	$—	$—	$—	$—	$—
Thrift Plan Contributions(6)	$—	$—	$—	$—	$64,677	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$58,861	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$400,000	$2,246,060	$1,746,060	$—	$2,348,540	$1,746,060
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$400,000	$2,246,060	$1,746,060	$—	$2,348,540	$1,746,060

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
John K. Jacko	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$375,000	$—	$—	$—	$1,276,800	$—
Stock Options (Unvested)(2)	$—	$508,985	$508,985	$—	$508,985	$508,985
Restricted Shares (Unvested)(3)	$—	$110,337	$110,337	$—	$110,337	$110,337
Restricted Units (Unvested)(3)	$—	$996,451	$996,451	$—	$996,451	$996,451
Performance Units (Unvested)(3)	$—	$255,033	$255,033	$—	$255,033	$255,033
LTIP Cash Award FY 2009 — 2011 Cycle (Unvested)(4)	$—	$325,000	$325,000	$—	$325,000	$325,000
SERP / ERP(5)	$—	$—	$—	$—	$258,306	$513,948
Thrift Plan Contributions(6)	$—	$—	$—	$—	$55,017	$—
Health & Welfare Benefits Continuation(7)	$—	$—	$—	$—	$64,814	$—
Life Insurance Proceeds(8)	$—	$500,000	$—	$—	$—	$—
STEP(9)	$—	$—	$—	$—	$—	$—
Subtotals	$375,000	$2,695,806	$2,195,806	$—	$3,850,743	$2,709,754
Excise Tax and Gross-up(10)	$—	$—	$—	$—	$—	$—
Totals	$375,000	$2,695,806	$2,195,806	$—	$3,850,743	$2,709,754

Footnotes to Potential Payments upon Termination or Change-In-Control Tables

(1)	For purposes of these calculations, upon involuntary, not for Cause termination or termination by the NEO for Good Reason following a Change in Control, each NEO is assumed to receive the maximum severance payable under the provisions of his Employment Agreement (24 months for Mr. Cardoso, 12 months for each other NEO).

(2)	Messrs. Cardoso, Simpkins, Weihl, Tucker and Jacko would not receive accelerated vesting upon retirement under the 1999 and 2002 plans (referred to in these footnotes as the “Plans”) until they become retirement eligible. The incremental value shown above for each stock option subject to accelerated vesting is calculated based on the difference between the fair market value of the stock price on June 30, 2011 (the last day of fiscal year 2011) and the exercise price set at the date of grant.

(3)	Messrs. Cardoso, Simpkins, Weihl, Tucker and Jacko would not receive accelerated vesting upon retirement under the Plans until they become retirement eligible. The incremental value shown above for each restricted stock, restricted unit award and performance unit award subject to accelerated vesting is calculated based on the fair market value of the stock price on June 30, 2011. Any performance unit grants outstanding as of the change in control date are assumed to be accelerated for vesting purposes and paid at target value.

(4)	All Cash LTIP awards immediately vest upon Change in Control, death, disability and retirement under the 2002 Plan. Messrs. Cardoso, Simpkins, Weihl, Tucker and Jacko would not receive accelerated vesting upon retirement under the 2002 Plan until they become retirement eligible. The incremental value shown above for the LTIP awards subject to accelerated vesting is calculated based on the target performance payout for the fiscal year.

(5)	In a Change of Control context, NEOs covered under the ERP (Messrs. Cardoso, Simpkins, Weihl, Tucker and Jacko) receive accelerated vesting of benefits under the ERP, but no additional continuous service credits under any termination scenario. In any circumstance (regardless of whether a Change in Control has occurred), if the NEO’s employment is voluntarily or involuntarily terminated prior to attainment of age 62, then the ERP provides that the executive forfeits the last 24 months of credited service under the plan. This forfeiture does not apply to terminations upon death or disability.

(6)	Following a Change in Control, the Employment Agreement provides that basic and matching contributions under the TPP will continue for a three (3) year period in the case of an involuntary, not for Cause termination or a termination by the executive for Good Reason. To the extent that the terms and conditions under the TPP would not allow these continued contributions, a payment to the executive in an amount equal to the calculated benefit would be made. The TPP basic contributions are calculated based on the maximum eligible compensation allowable under a qualified plan for the fiscal year multiplied by 3%. The TPP matching contributions are calculated based on the maximum eligible compensation allowable under a qualified plan for the fiscal year multiplied by 3% i.e., match of 50% of first 6% of eligible compensation. A discretionary contribution of up to 3% of maximum compensation may also be awarded under the TPP; however, no amount for such contribution is included in this disclosure.

(7)	Following a Change in Control, these benefits consist of continued medical, dental, group term life, long term disability benefits, and accidental death and dismemberment for three (3) years upon involuntary, not for Cause termination or upon termination by the executive for Good Reason.

(8)	The Company secures a life insurance policy for executive officers with a face value death benefit of $500,000 payable to the executive’s beneficiary upon the executive’s death.

(9)	Under STEP, the death and Disability provisions provide that the NEOs are entitled to 50% of the shares granted pro rated for the completed portion of the performance period. For fiscal years ending in 2010 and later, amounts may be payable for other types of employment termination events. No STEP payments were made for the fiscal years ended 2009, 2010, and 2011.

(10)	These payments are only payable in the case that the executive’s payments following a Change in Control result in excess parachute payments under IRC Section 280G. The Employment Agreement provides that any excise tax and gross up payments will equal only that amount required to assure that the executive receives payment at least equal to the expected severance payment without the executive incurring golden parachute excise tax out of pocket. The estimated calculations incorporate the following tax rates: IRC Section 4999 excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and a 3.07 percent state income tax rate.

Proposal III. Reapproval of the Kennametal Inc. Management Performance Bonus Plan

We are asking shareowners to reapprove the Kennametal Inc. Management Performance Bonus Plan (the Prime Bonus Plan) to ensure that the Prime Bonus Plan remains in compliance with the shareowner approval requirements of Section 162(m) of the Code. Section 162(m) of the Code limits the amount of annual compensation in excess of $1 million that may be deducted by a public company for each of its chief executive officer and three other highest-paid executive officers. Certain types of compensation are not subject to the limit, including compensation that is performance-based within the meaning of the Internal Revenue Service regulations. In order to qualify for this performance-based exception under Section 162(m) of the Code, certain requirements must be met including, without limitation, the requirement that plans which provide for performance-based compensation must be periodically reapproved by shareowners. The Board is not seeking amendments to the terms and conditions of the Prime Bonus Plan that were previously approved by shareowners.

As previously discussed in the CD&A section of this proxy statement, the Compensation Committee has granted awards under the Prime Bonus Plan for Fiscal 2012. The payout of these awards are subject to the shareowners’ reapproval of the Kennametal Inc. Management Performance Bonus Plan. Therefore, if the Kennametal Inc. Management Performance Bonus Plan is not reapproved by the shareowners, the Company will not make any payments under this plan with respect to these awards or any future awards.

The Board believes the Prime Bonus Plan advances the interests of the Company and its shareowners by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Prime Bonus Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success. The Prime Bonus Plan is structured so as to permit the Company to provide cash incentive bonuses that are deductible for U.S. federal income tax purposes without the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Because our executive officers are eligible to receive awards under the Prime Bonus Plan, they may be deemed to have a personal interest in the adoption of this proposal. The complete text of the Prime Bonus Plan is set forth in Appendix A to this Proxy Statement. A summary of the key provisions of the Prime Bonus Plan is set forth below.

Administration.  The Compensation Committee administers the Prime Bonus Plan. The Compensation Committee’s acts and authority with respect to the Prime Bonus Plan are subject to the Compensation Committee’s charter and such other authority as may be delegated to the Compensation Committee by the Board. The Compensation Committee may, subject to the preceding sentence and with respect to participants whom the Compensation Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Prime Bonus Plan to the Company’s officers as it deems necessary or appropriate.

The Compensation Committee has full authority and discretion to determine, among other matters, eligibility for participation in the Prime Bonus Plan, make awards under the plan, establish the terms and conditions of such awards (including performance goals and measures to be utilized) and to determine whether the performance goals applicable to any performance measures for any awards have been achieved. The Compensation Committee’s determinations under the Prime Bonus Plan need not be uniform among all participants and may be applied to such participants as the Compensation Committee, in its sole discretion, considers necessary or appropriate. The Compensation Committee is authorized to interpret the Prime Bonus Plan, to adopt administrative rules, regulations and guidelines for the plan, and may correct any defect, supply and omission or reconcile any inconsistency or conflict in the Prime Bonus Plan or in any award made thereunder. The Compensation Committee will also have the authority and discretion to determine the extent to which awards under the Prime Bonus Plan will be structured to conform to Section 162(m) of the Code and to take such action at the time such awards are granted to conform to such requirements.

Eligibility.  Officers and key employees of the Company (and any subsidiary entity or affiliate thereof) will be eligible to participate in the Prime Bonus Plan. There are approximately 10 officers and 350 key employees of the Company who are currently eligible to participate in the Prime Bonus Plan.

Incentive Compensation Awards.  The Compensation Committee may, in its discretion, make cash awards to eligible participants under the Prime Bonus Plan. The amount of an award may be based on a percentage of such participant’s salary or such other methods as may be established by the Compensation Committee. Each award will be communicated to a participant and will state, among other matters, the terms and conditions of the award and the performance goals to be achieved. The maximum award that may be earned under the Plan by any Participant for a Performance Period (as defined in the Prime Bonus Plan) covering one fiscal year or less (hereinafter “Annual Award”) shall not exceed USD $4,000,000; provided, however, if more than one Annual Award is outstanding for a Participant under the Plan for a given fiscal year, the foregoing limitation shall apply to the aggregate amount earned under all such Annual Awards. The maximum award that may be earned under the Prime Bonus Plan by any Participant for each fiscal year (or portion thereof) contained in a Performance Period covering more than one fiscal year (hereinafter “Long-Term Award”) shall not exceed USD $4,000,000 (this limitation is separate from the limitation applicable to Annual Awards set forth in the preceding sentence); provided, however, if more than one Long-Term Award is outstanding for a Participant under the Prime Bonus Plan for a given fiscal year, the foregoing limitation shall apply to the aggregate amount earned under all such Long-Term Awards. For purposes of the foregoing limitations, (i) the term “earned” means satisfying the applicable performance goals so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other condition; and (ii) with respect to Long-Term Awards, an amount shall be deemed to be “earned” pro-rata over the applicable Performance Period.

With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award will be conditioned on the Company’s achievement of one or more performance goals with respect to the performance measures established by the Compensation Committee. The Compensation Committee may, in its discretion, choose one or more of the following performance measures, subject to such modifications or variations as specified by the Compensation Committee and measured over a period of time as determined by the Compensation Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder and unless otherwise determined by the Compensation Committee at the time the performance goals are established, the Committee will, in applying the performance goals, exclude the adverse affect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award will be conditioned on the Company’s achievement of one or more performance goals in connection with performance measures established by the Compensation Committee. The Compensation Committee will establish in writing the performance goals, performance measures, and the method(s) of computing the amount of compensation that will be payable under the Prime Bonus Plan to each participant if the performance goals are attained, not later than ninety (90) days after the beginning of the applicable Performance Period; provided, however, that for a Performance Period of less than one year, the Compensation Committee will take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum performance goals below which no compensation will be payable pursuant to an award, the Compensation Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

The Compensation Committee may also, in its sole discretion, establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards, which need not be performance-based and may include, among other matters, the receipt by the participant of a specified annual performance rating, continued employment by the participant and/or achievement of specified performance goals by the Company, business unit, or participant.

The Compensation Committee may, in its sole discretion, reduce the amount of any award to a participant if it concludes that such reduction is necessary or appropriate based on: (i) an evaluation of such participant’s performance, (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry, (iii) the Company’s financial results and conditions, or (iv) such other factors or conditions that the Compensation Committee deems relevant. Notwithstanding, the Compensation Committee may not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Payment of Incentive Awards.  Awards will be paid as promptly as practicable (but in no event later than 2 1/2 months after the close of the fiscal year in which the Performance Period ends) after the Compensation Committee has certified in writing the extent to which the applicable performance goals and any other material terms have been achieved.

Termination of Employment.  Unless otherwise determined by the Compensation Committee, participants who have terminated employment with the Company prior to the actual payment of an award for any reason will forfeit any and all rights to payment under any awards then outstanding.

Amendment or Termination of the Prime Bonus Plan.  While the Company intends that the Prime Bonus Plan will continue in force from year to year, the Company reserves the right to amend, modify, or terminate the Prime Bonus Plan at any time; provided, that no such modification, amendment or termination will, without the participant’s consent, materially adversely affect the rights of such participant to any payment that has been determined by the Compensation Committee to be due and owing to the participant under the Prime Bonus Plan but not yet paid. Any such action authorized under the terms of the preceding sentence may be taken by the Compensation Committee.

Notwithstanding, the Compensation Committee may at any time (without the participant’s consent) modify, amend or terminate any or all of the provisions of the Prime Bonus Plan to the extent necessary to conform the provisions of the Prime Bonus Plan with Section 409A of the Code or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment or termination of the Prime Bonus Plan will adversely affect the rights of a participant under the Prime Bonus Plan.

Federal Income Tax Consequences.  When any part of an award is paid in cash to a participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid. The Company will generally be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

Limitations on Kennametal’s Deductions.  With certain exceptions, Section 162(m) of the Code limits the company’s deduction for compensation in excess of $1 million paid to certain covered employees (generally the company’s chief executive officer and its three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the Company’s shareowners reapprove the Prime Bonus Plan, the Company believes that performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Prime Bonus Plan will satisfy the requirements of qualified performance-based compensation and therefore the Company will be entitled to a deduction with respect to the payment of such awards. However, with respect to awards that are not intended to be treated as, or do not otherwise qualify as, qualified performance-based compensation as defined in the Code, the deduction that the Company might otherwise receive with respect to such awards to covered employees may be disallowed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REAPPROVAL OF THE KENNAMETAL INC. MANAGEMENT PERFORMANCE BONUS PLAN.

Proposal IV. Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our shareowners with the opportunity to approve, on a nonbinding, advisory basis, the compensation paid to our NEOs as disclosed in the Executive Compensation section of this proxy statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the CD&A section of this proxy statement under the caption “Executive Compensation” and the compensation tables and narrative following the CD&A section of this proxy statement.

We believe that our CD&A and other compensation disclosures included in this proxy statement evidence a sound and prudent compensation philosophy and set of policies and practices and that our compensation decisions are consistent with our “Pay for Performance” philosophy and related policies and practices. We also believe that the Company’s compensation programs effectively align the interests of our executive officers with those of our shareowners by tying a significant portion of our executives’ compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.

For the foregoing reasons, we are asking our shareowners to indicate their approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the CD&A and the compensation tables and narrative following the CD&A. While this vote is non-binding, the Company values the opinions of its shareowners and will consider the outcome of the vote when making future decisions concerning executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K ON PAGES 25 TO 67 OF THIS PROXY STATEMENT.

Proposal V. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

We are asking shareowners to recommend, in a non-binding vote, whether the advisory shareowner vote on the compensation paid to our NEOs should occur every one, two or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company at this time. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareowners to provide us with the most direct and timely input on our compensation principles, policies and practices.

Shareowners will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareowners are not voting to approve or disapprove the Board’s recommendation. While this vote is non-binding, the Company values the opinions of its shareowners and will consider the outcome of the vote when considering the frequency of future advisory shareowner votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “1 YEAR.”

OWNERSHIP OF CAPITAL STOCK BY
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership information as of August 15, 2011 for our directors, nominees, NEOs and all directors and executive officers as a group.

	Total			Stock Units and
	Beneficial		Stock	Performance	Restricted	Total
Name of Beneficial Owner	Ownership(1)(2)		Credits(3)	Units(4)	Units(5)	Ownership(6)

Ronald M. DeFeo	91,858		17,938	—	1,523	111,319
Philip A. Dur	39,441		—	—	1,523	40,964
William J. Harvey	—		—	—	—	—
Timothy R. McLevish	72,797		1,928	—	496	75,221
William R. Newlin	147,465	(7)	101,989	—	1,523	250,977
Lawrence W. Stranghoener	78,796		22,122	—	—	100,918
Steven H. Wunning	50,253		10,926	—	1,523	62,702
Larry D. Yost	76,493		30,807	—	—	107,300
Carlos M. Cardoso	510,894		17,647	499,601	233,473	1,261,615
Frank P. Simpkins	133,781		—	89,019	81,392	304,192
Philip H. Weihl	80,737		—	54,039	39,606	174,382
John R. Tucker	24,552		—	57,173	31,787	113,512
John H. Jacko, Jr.	87,187	(8)	—	56,211	34,566	177,964
Directors and Executive Officers as a Group (18 persons)	1,497,725		210,647	816,612	490,931	3,015,915

(1)	No individual beneficially owns in excess of one percent of the total shares outstanding. Directors and executive officers as a group beneficially owned 2% of the total shares outstanding as of August 15, 2011. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2)	In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of August 15, 2011 as follows: Mr. DeFeo, 69,999 shares; Mr. Dur, 32,259 shares; Mr. McLevish, 54,999 shares; Mr. Newlin, 69,999 shares; Mr. Stranghoener, 72,999 shares; Mr. Wunning, 45,999 shares; Mr. Yost, 75,999 shares; Mr. Cardoso, 346,213 shares; Mr. Simpkins, 92,964 shares; Mr. Weihl, 47,919 shares; Mr. Tucker, 19,875 shares; and Mr. Jacko, 75,857 shares. Additionally, the figures shown in this column include unvested restricted shares over which the director or officer has sole voting power but no investment power as follows: Mr. Cardoso, 16,810 shares; Mr. Jacko, 1,098 shares; Mr. Simpkins, 1,352 shares; Mr. Tucker, 2,300 shares; and Mr. Weihl, 394 shares.

(3)	This column represents shares of common stock to which the individuals are entitled pursuant to their election to defer fees or bonuses as stock credits under the Directors Stock Incentive Plan, the Prime Bonus Plan or its predecessor, the Performance Bonus Stock Plan, or the 2002 Plan. Holders of these stock credits have neither voting power nor investment power over the stock credits so they are not included in the “Total Beneficial Ownership” column of this table. We show them because we include them in the ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

(4)	This column includes stock units that were awarded to the NEOs under the STEP and performance units that were granted to participants in the 2011 and 2012 LTI Programs. Holders of these stock units and performance units have neither voting power nor investment power over the units so they are not included in the “Total Beneficial Ownership” column of this table. We show them because we include them in ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

(5)	This column represents restricted units that were awarded to the officers or directors under the 2002 Plan and/or the 2010 Plan. Holders of restricted units have neither voting power nor investment power over the restricted units so they are not included in the “Total Beneficial Ownership” column of this table. We show them because we include them in ownership calculations for internal purposes and they count towards the satisfaction of ownership requirements under our Stock Ownership Guidelines.

(6)	This column includes the shares reported in the “Total Beneficial Ownership” column, as well as the stock credits, the stock units and performance units and the restricted units. These numbers are used for purposes of determining compliance with our Stock Ownership Guidelines.

(7)	Of this amount, 67,785 shares are pledged as collateral for a loan and 47,785 shares are held in a joint account with Mr. Newlin’s wife (over which he and his wife exercise shared voting and investment power).

(8)	Of this amount, 2,566 shares are held in a joint account with Mr. Jacko’s wife (over which he and his wife exercise shared voting and investment power).

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of our outstanding capital stock based upon information that was available to us as of August 20, 2011.

	Number of
	Shares of
	Common
	Stock	Percent of
Name and Address of	Beneficially	Outstanding
Beneficial Owner	Owned(1)	Capital Stock(1)

Royce & Associates, LLC(2)	5,256,000	6.47%
745 Fifth Avenue New York, NY 10151-0099
Columbia Wanger Asset Management, LLC(3)	4,551,000	5.60%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

(1)	As reported by the holder in the most recent Form 13F filing with the Securities Exchange Commission.

(2)	Royce & Associates, LLC has sole voting and investment power with respect to its holdings.

(3)	Columbia Wanger Asset Management has sole investment power with respect to its holdings, sole voting power with respect to 4,228,000 shares and shared voting power with respect to 323,000 shares.

FORM 10-K ANNUAL REPORT TO THE
SECURITIES AND EXCHANGE COMMISSION

Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 as filed with the SEC were mailed to shareowners with this proxy statement. Copies of all Company filings with the SEC are available on our website at www.kennametal.com under the “Investor Relations” tab. A shareowner may obtain a paper copy of this proxy statement, the 2011 Annual Report or any other filing with the SEC without charge by submitting a “Printed Materials Request,” which can be found on our website at www.kennametal.com under the “Investor Relations” tab in the Investor Tool Kit. Alternatively, shareowners may write to: Director of Investor Relations, Kennametal Inc., 1600 Technology Way, Latrobe, Pennsylvania 15650.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Securities and Exchange Commission rules, our directors, executive officers and owners of more than 10% of our stock are required to file with the SEC reports of holdings and changes in beneficial ownership of Kennametal stock on Forms 3, 4 and 5. SEC regulations also require our directors, executive officers and greater than ten percent (10%) shareowners to furnish us with copies of all Forms 3, 4 and 5 they file. We routinely provide information and support to our directors and executive officers to assist with the preparation of Forms 4. We have reviewed copies of reports provided to us, as well as other records and information. Based on that review, we concluded that all reports were timely filed for 2011.

Appendix A

Kennametal Inc.
MANAGEMENT PERFORMANCE BONUS PLAN

1.	Purpose of the Plan

The purpose of the Management Performance Bonus Plan (also known as the “Prime Bonus Plan,” and hereinafter the “Plan”) is to advance the interests of the Company and its shareholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success.

2.	Definitions

For the purpose of the Plan, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(c) “Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).

(d) “Company” means Kennametal Inc. and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan.

(e) “Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss to any payment of compensation by the Company under the Plan or any award granted thereunder.

(f) “Participant” means any person: (1) who satisfies the eligibility requirements set forth in Paragraph 4; (2) to whom an award has been made by the Committee; and (3) whose award remains outstanding under the Plan.

(g) “Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.

(h) “Performance Measures” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder and unless otherwise determined by the Committee at the time the Performance Goals are established, the Committee shall, in applying the Performance Goals, exclude the adverse affect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

(i) “Performance Period” means, in relation to any award, the fiscal year or other period for which one or more Performance Goals have been established, with each such period constituting a separate Performance Period.

3.	Administration of the Plan

(a) The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, subject to the preceding sentence and with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company’s officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.

(b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.

(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(d) Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

4.	Participation in the Plan

Officers and key employees of the Company shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.

5.	Incentive Compensation Awards

(a) The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. The maximum amount of an award that may be earned under the Plan by any Participant for a Performance Period covering one fiscal year or less (hereinafter “Annual Award”) shall not exceed USD $4,000,000; provided, however, if more than one Annual Award is outstanding for a Participant under the Plan for a given fiscal year, the foregoing limitation shall apply to the aggregate amount earned under all such Annual Awards. The maximum amount of an award that may be earned under the Plan by any Participant for each fiscal year (or portion thereof) contained in a Performance Period covering more than one fiscal year (hereinafter “Long-Term Award”) shall not exceed USD $4,000,000 (this limitation is separate from the limitation applicable to Annual Awards set forth in the preceding sentence); provided, however, if more than one Long-Term Award is outstanding for a Participant under the Plan for a given fiscal year, the foregoing limitation shall apply to the aggregate amount earned under all such Long-Term Awards. For purposes of the foregoing limitations, (i) the term “earned” means satisfying the applicable Performance Goals so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other condition; and (ii) with respect to Long-Term Awards, an amount shall be deemed to be “earned” pro-rata over the applicable Performance Period.

(b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company’s achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.

(c) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

6.	Payment of Individual Incentive Awards

(a) Awards shall be paid as promptly as practicable (but in no event later than 2 1/2 months after the close of the fiscal year in which the Performance Period ends) after the Committee has certified in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.

(b) Unless otherwise determined by the Committee, Participants who have terminated employment with the Company prior to the actual payment of an award for any reason, shall Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan.

(c) The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee.

7.	Amendment or Termination of the Plan

While the Company intends that the Plan shall continue in force from year to year, the Company reserves the right to amend, modify or terminate the Plan, at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any action authorized under this Section 7 may be taken by the Committee.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.

8.	Rights Not Transferable

A Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.

9.	Funding

The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.	Withholdings

The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant’s participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.

11.	No Employment or Service Rights

Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s employment for any reason.

12.	Other Compensation Plans

Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for employees of the Corporation, including arrangements that are not intended to comply with Section 162(m) of the Code.

13.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of law provisions.

14.	Effective Date

The Plan shall become effective immediately upon the approval and adoption thereof by the Board; provided, however, that no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be payable prior to approval of the Plan’s material terms by the Company’s shareholders.